AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1997

                                                   REGISTRATION NO. 333-24937
     ===========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                  ------------------

                                  AMENDMENT NO. 2 TO

                                      FORM SB-2
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                            MEDLEY CREDIT ACCEPTANCE CORP.
                    (Name of Small Business Issuer in Its Charter)

                                  ------------------

          DELAWARE                     6153                     13-3571419
     (State Or Jurisdiction      (Primary Standard            (I.R.S. Employer
      of Incorporation or            Industrial                Identification
         Organization)          Classification Code                 No.)
                                      Number)

                                  ------------------

                             10910 N.W. SOUTH RIVER DRIVE
                                   MIAMI, FL  33178
                                    (305) 889-1900
            (Address and Telephone Number of Principal Executive Offices
                           and Principal Place of Business)

                                  -------------------

                                  ROBERT D. PRESS
                   PRESIDENT, CHIEF EXECUTIVE OFFICER AND TREASURER
                            MEDLEY CREDIT ACCEPTANCE CORP.
                             10910 N.W. SOUTH RIVER DRIVE
                                   MIAMI, FL  33178
                                    (305) 889-1900
              (Name, Address and Telephone Number of Agent For Service)

                                  -------------------

                                      COPIES TO:

          DAVID R. HARDY, ESQ.                 JONATHAN L. SHEPARD, ESQ.
            REID & PRIEST LLP            SIEGEL, LIPMAN, DUNAY & SHEPARD, LLP
           40 WEST 57TH STREET                    THE PLAZA SUITE 801
        NEW YORK, NEW YORK  10019                5355 TOWN CENTER ROAD
             (212) 603-2000                      BOCA RATON, FL  33486
                                                    (561) 368-7700

                                  ------------------

          APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ------------------

                           CALCULATION OF REGISTRATION FEE

     ==========================================================================
                                         PROPOSED     PROPOSED
                             DOLLAR      MAXIMUM      MAXIMUM
        TITLE OF EACH      AMOUNT TO     OFFERING    AGGREGATE     AMOUNT OF
     CLASS OF SECURITIES       BE       PRICE PER     OFFERING   REGISTRATION
      TO BE REGISTERED     REGISTERED    UNIT(1)      PRICE(1)        FEE
     --------------------------------------------------------------------------
      Common Stock, $.01     1,600,000      $5.50     $8,800,000   $2,666.67
      par value                shares
     --------------------------------------------------------------------------
      Redeemable Common      1,600,000      $0.15     $  240,000      $72.73
      Stock Purchase        Warrants(2)
      Warrants
     --------------------------------------------------------------------------

      Common Stock, $.01     1,600,000      $5.75     $9,200,000   $2,787.88
      par value              shares(2)
     --------------------------------------------------------------------------
      Total                                          $18,240,000   $5,527.28(3)

     ==========================================================================

     (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

     (2) Together with such indeterminate number of additional Redeemable Common Stock Purchase Warrants and shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Redeemable Common Stock Purchase Warrants pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended.


     (3)  Of this amount, $5,163.64 has previously been paid.


                                  ------------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     ===========================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                      PRELIMINARY PROSPECTUS DATED JUNE 11, 1997

                                SUBJECT TO COMPLETION

                         1,600,000 SHARES OF COMMON STOCK AND
           REDEEMABLE WARRANTS TO PURCHASE 1,600,000 SHARES OF COMMON STOCK

                            MEDLEY CREDIT ACCEPTANCE CORP.

          Medley Credit Acceptance Corp., a Delaware corporation (the "Company"), is offering hereby, subject to the immediately following paragraph, a minimum of 1,200,000 shares of common stock, $.01 par value per share (the "Common Stock"), and redeemable warrants to purchase a minimum of 1,200,000 shares of Common Stock (the "Warrants"), on a best efforts, all or none basis (the "Minimum Offering"), and a maximum of 1,600,000 shares of Common Stock and Warrants to purchase 1,600,000 shares of Common Stock (the "Maximum Offering"), at an offering price of $5.50 per share of Common Stock and $0.15 per Warrant. The shares of Common Stock and Warrants in excess of the Minimum Offering will be offered on a "best efforts" basis. Pending the sale of 1,200,000 shares of Common Stock and 1,200,000 Warrants, all proceeds will be held in an escrow account. If 1,200,000 shares of Common Stock and 1,200,000 Warrants are not sold within 30 days from the date hereof (which may be extended an additional 30 days by mutual agreement of the Company and the Underwriter), all monies received will be refunded to subscribers in full. If subscriptions for 1,200,000 shares of Common Stock and 1,200,000 Warrants have been received, the offering will continue on a "best efforts" basis, up to a maximum of 1,600,000 shares of Common Stock and 1,600,000 Warrants, but without any escrow or refund provisions.

          Of the shares of Common Stock being offered hereby, 1,000,000 shares (in the event of the Minimum Offering and 1,400,000 shares in the event of the Maximum Offering) are being offered directly by the Company and 200,000 shares are being offered directly by Medley Group, Inc., the Company's parent ("Group" or the "Selling Stockholder"). The Company will not receive directly any of the proceeds from the sale of the Common Stock by Group. The 200,000 shares of Common Stock being offered by Group will be included among the 1,200,000 shares being offered in the Minimum Offering. Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, Inc., Group's majority owned subsidiary and an affiliate of the Company ("Medley Refrigeration"), will remit to the Company, at the closing of the Minimum Offering, the $990,000 in net proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $990,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent (as defined below) to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $990,000 in net proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering.


          The shares of Common Stock and the Warrants may be purchased separately and will be separately transferable immediately upon issuance. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.75 at any time commencing one year from the date of this Prospectus until ( ), 2002 (five years after the date of this Prospectus). The Warrants are redeemable by the Company, with the consent of the Underwriter, at any time after ( ), 1998 (one year after the date of this Prospectus), upon notice of not less than 30 days, at a price of $.15 per Warrant, provided that the closing bid quotation of the Common Stock on all 25 of the trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $8.25, subject to adjustment) of the offering price of the Common Stock being offered hereby. The holders of the Warrants are granted exercise rights until the close of business on the date fixed for redemption. See "Description of Securities."


          Prior to this offering, there has been no public market for the Common Stock or the Warrants. No assurance can be given that public markets for the Common Stock or Warrants will develop following the completion of this offering or that, if any such markets do develop, they will be sustained. It is anticipated that the Common Stock and the Warrants will be quoted on the NASDAQ Small-Cap Market system ("NASDAQ") under the proposed symbols "MCAC" and "MCACW", respectively. Such listing will be effective upon the closing of the Minimum Offering. For a discussion of the factors considered in determining the offering prices, see "Underwriting."

          The Company has a limited operating history and limited or no experience in some of the businesses it anticipates pursuing. In addition, the Company will rely heavily on the management services of affiliates who, in turn, have limited operating histories and limited capital. See "Business."
                                  -------------------

     THESE ARE SPECULATIVE SECURITIES.  THE  SECURITIES OFFERED HEREBY INVOLVE
       A HIGH  DEGREE OF  RISK  AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD
          NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR
               ENTIRE INVESTMENT. SEE "RISK FACTORS" AND "DILUTION."

                                  -------------------
       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.

     ==========================================================================
                                   UNDERWRITING                 PROCEEDS
                                    DISCOUNTS      PROCEEDS        TO
                                       AND            TO         SELLING
                       PRICE TO    COMMISSIONS     COMPANY    SHAREHOLDERS
                        PUBLIC        (1)(2)        (1)(3)      (1)(3)(4)
     --------------------------------------------------------------------------
      Per Share      $     5.50    $   0.550     $    4.950       $  4.950
     --------------------------------------------------------------------------
      Per Warrant    $     0.15    $   0.015     $    0.135             --
     --------------------------------------------------------------------------
      Total Minimum  $6,780,000    $ 678,000     $5,112,000       $990,000
     --------------------------------------------------------------------------
      Total Maximum  $9,040,000    $ 904,000     $7,146,000       $990,000
     ==========================================================================
     (1) The shares of Common Stock and Warrants are offered on a best efforts basis. This offering terminates on ( ), 1997, provided the Company and the Underwriter may agree to extend the offering until ( ), 1997. Subscriptions will be placed in escrow in a non-interest bearing account with SunTrust Bank, South Florida, N.A., as agent for the Company (the "Escrow Agent"), pending attainment of the Minimum Offering. See "Underwriting."

     (2) In addition, the Company has agreed to pay to the Underwriter a 1.9% nonaccountable expense allowance. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."


     (3) Before deducting expenses, including the nonaccountable expense allowance in the amount of $171,760 the event of the Maximum Offering and $128,820 in the event of the Minimum Offering, estimated at $306,760 in the event of the Maximum Offering and $263,820 in the event of the Minimum Offering, payable by the Company. The Company has agreed to pay all expenses attributable to the sale of the Selling Stockholder's shares.

     (4) The 200,000 shares of Common Stock being sold directly by the Selling Stockholder will be included among the 1,200,000 shares being offered in the Minimum Offering. The Selling Stockholder is not selling any Warrants in this offering.

          The Common Stock and the Warrants are being offered by PCM Securities Limited, L.P. (the "Underwriter") and by other members of the National Association of Securities Dealers, Inc. (the "NASD") authorized as selling agents (collectively, the "Broker-Dealers"). As a consequence of Steven L. Edelson, President and Chairman of the Board of the Company, also serving as one of the licensed principals responsible for the day to day operations of the Underwriter, the Company and the Underwriter may be deemed to be affiliates. Each investor must purchase a minimum of 100 shares of Common Stock and/or 100 Warrants in this offering. Any larger number of shares and/or Warrants must be purchased in 100 share and/or Warrant increments. The Common Stock and Warrants are offered when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the shares of Common Stock and the Warrants offered hereby will be made upon transfer of the funds in escrow by the Escrow Agent to the Company's account upon completion of the Minimum Offering and from time to time thereafter as subscriptions are received.

                                  -------------------

                             PCM SECURITIES LIMITED, L.P.


                     The date of this Prospectus is June ( ), 1997

                                AVAILABLE INFORMATION

          As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND WARRANTS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON NASDAQ, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  PROSPECTUS SUMMARY

          The follow summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. All share and per share data and information in this Prospectus relating to the number of shares of Common Stock outstanding have been adjusted to give effect to the 1,120:1 stock split effected on June 30, 1996 and the 3:2 stock split effected on December 31, 1996.

                                     THE COMPANY

          Medley Credit Acceptance Corp. (the "Company") is a specialty finance company which has been engaged primarily in the financing of (i) dry cleaning equipment to small dry cleaning businesses throughout the eastern United States and (ii) refrigeration equipment sold or leased by Medley Refrigeration, an affiliate of the Company. Medley Refrigeration is engaged in the provision of refrigeration equipment and services to the food service and hospitality industries and other businesses throughout central and southeastern Florida. Since 1993 and 1994, respectively, each of the Company and Medley Refrigeration has operated as a majority-controlled subsidiary of Group, a Delaware holding company.


          Prior to September 1, 1993, the Company (then called Premier Lease Concepts, Inc., a Delaware corporation) was engaged primarily in the financing of dry cleaning equipment to small dry cleaning businesses throughout the eastern United States. In September 1993, Premier Lease Concepts, Inc. was merged into a subsidiary of Group. As part of this Merger, the Company's name was changed to Medley Credit Acceptance Corp. Commencing with its affiliation with Group and continuing through 1995, the Company focused its marketing efforts primarily on providing financing to creditworthy purchasers of dry cleaning equipment. Commencing in 1996, the Company began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to creditworthy customers of Medley Refrigeration. Such purchasers tend to be small entities whose asset bases may not be significant enough to attract traditional institutional lenders. Such purchasers are typically willing to pay a premium in terms of interest rates for convenience and availability of financing.


          During December 1996, Medley Refrigeration assigned to the Company all of Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of the refrigeration equipment leases entered into by Medley Refrigeration with its customers. Prior to this assignment, the Company historically would lend Medley Refrigeration the capital necessary for Medley Refrigeration to either purchase or manufacture refrigeration equipment for its customers. Medley Refrigeration, in turn, would lease this refrigeration equipment to its customers who, as a condition to the lease, would grant the Company a security interest in the leased equipment to collateralize the customer's payment obligations under the equipment lease. As a result of the aforementioned assignment, lease payments with respect to a majority of the equipment leases extended to Medley Refrigeration's customers began, and continue, to be payable directly to the Company. In addition, commencing in January 1997, the Company began, and continues, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. The Company, through the date of this Prospectus, has continued to focus its marketing efforts primarily to customers of Medley Refrigeration.
     Following the consummation of this offering, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

          The Company's experience in the specialty finance business has historically been conducted with a smaller capital base than will be available to the Company following the consummation of this offering. In order to increase its capital base for further financing, the Company traditionally has resorted to obtaining lines of credit secured by leased equipment, to procuring unsecured borrowings from individual investors and to selling or borrowing against its leases. In this regard, the Company has established relationships with principal sources of financing and has learned the particular focus and requirements of such sources. The Company believes that with the proceeds from this offering, it will be positioned to secure additional lines of credit and traditional bank financings for the purpose of expanding and developing its business. The Company further believes that its expanded business will enable it to pursue service oriented financing activities such as factoring and locating potential equipment lessees and referring them to the Company's financing sources on a fee basis. In addition to such factoring and lease brokering activities, the Company anticipates expanding into more traditional loan origination business segments, including the provision of credit review services, documentation services and loan servicing activities. There can be no assurance, however, that the Company will successfully implement all or a portion of this anticipated expansion.

          One of the principal focuses of the Company's business expansion following the consummation of this offering will be the Company's anticipated entrance into the factoring business, i.e., providing small-to-medium sized, high risk growth companies with capital through the discounted purchase of their accounts receivable. Management of the Company perceives the Company de-emphasizing its refrigeration and dry cleaning equipment financing businesses as the Company's factoring business grows. The Company also anticipates making advances to its factoring clients collateralized by inventory, equipment, real estate and other assets (collectively, "Collateralized Advances"), and, on occasion, providing other specialized financing structures which will be designed to satisfy the unique requirements of the Company's clients.

          The Company believes that its factoring business typically will consist of the Company entering into an accounts receivable factoring and security agreement with a client which will (i) obligate the client to sell the Company a minimum amount of accounts receivable each month (or a minimum amount of receivables during the term of the agreement); (ii) usually have a term of not less than six months and, more likely, one year and (iii) be automatically renewable. When making a Collateralized Advance, the Company will enter into such additional agreements with the client and, if appropriate, third parties, as the Company deems necessary or desirable, based on the type(s) of collateral securing the Collateralized Advance. The Company will purchase accounts receivable from its factoring clients at a discount from face value and usually require the client's customers to make payment on the receivables directly to the Company. The Company will almost always reserve the right to seek payment from the client in the event the client's customers fail to make the required payment. To secure all of a client's obligations to the Company, the Company will also take a lien on all accounts receivable of the client (to the extent not purchased by the Company) and, whenever available, blanket liens on all of the client's other assets (some or all of which liens may be subordinate to other liens). When making a Collateralized Advance, the Company will almost always take a first lien on the specific collateral securing the Collateralized Advance. The Company may, on occasion, make Collateralized Advances secured by a subordinate lien position, but only if management of the Company determines that the equity available to the Company in a subordinate position would be adequate to secure the Collateralized Advance. The Company will almost always require personal guaranties (either unlimited or limited to the validity and collectibility of purchased accounts receivable) from each client's principals. Although the Company will obtain as much collateral as possible and usually retain full recourse rights against its clients, clients (and account debtors) may fail and accordingly, there can be no assurance that the collateral obtained and the recourse rights retained (together with any personal guaranties) will be sufficient to protect the Company against loss. Moreover, since the Company has very limited prior experience as a factor, there can be no assurance that the Company's expansion into the factoring business will be a profitable, or economically prudent, venture.

          The Company was incorporated under the laws of the State of Delaware on May 2, 1990 under the name Premier Lease Concepts, Inc. The Company's principal executive offices are located at 10910 N.W. South River Drive, Miami, Florida 33178, and its telephone number is (305) 889-1900.

                                     THE OFFERING

     SECURITIES OFFERED  . . . . .      A minimum of 1,200,000 shares of Common
                                        Stock (of which the Company is offering
                                        1,000,000 shares and the Selling
                                        Stockholder is offering 200,000 shares)
                                        and 1,200,000 Warrants and a maximum of
                                        1,600,000 shares of Common Stock (of
                                        which the Company is offering 1,400,000
                                        shares and the Selling Stockholder is
                                        offering 200,000 shares) and 1,600,000
                                        Warrants.  See "Description of
                                        Securities" and "Underwriting."

     INVESTMENT PER INVESTOR . . .      Minimum of 100 shares of Common Stock
                                        and/or 100 Warrants and greater
                                        purchases in 100 shares and Warrant
                                        increments.  See "Underwriting."

     COMMON STOCK OUTSTANDING
     PRIOR TO THE OFFERING(1)  . .      1,680,000 shares.

     COMMON STOCK TO BE OUTSTANDING
     AFTER THE OFFERING(1) . . . .      2,650,000 shares in the event the
                                        Minimum Offering is sold and 3,050,000
                                        shares if the Maximum Offering is sold.
                                        See "Use of Proceeds."

     WARRANTS

       NUMBER TO BE OUTSTANDING
       AFTER THE OFFERING(1) . . .      1,200,000 Warrants if the Minimum
                                        Offering is sold and 1,600,000 Warrants
                                        if the Maximum Offering is sold.


       EXERCISE TERMS  . . . . . .      Exercisable at $5.75 per share, subject
                                        to adjustment in certain circumstances,
                                        commencing one year from the date of
                                        this Prospectus.  See "Description of
                                        Securities--Redeemable Warrants."


       EXPIRATION DATE . . . . . .      ( ), 2002 (five years after the date of
                                        this Prospectus).

       REDEMPTION  . . . . . . . .      Redeemable by the Company, with the
                                        consent of the Underwriter, at any time
                                        after ( ), 1998 (one year after the date of this Prospectus), upon notice of not less than 30 days, at a price of $.15 per Warrant, provided that the closing bid quotation of the Common Stock on all 25 of the trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $8.25, subject to adjustment) of the initial offering price of the Common Stock offered hereby. The Warrants will be exercisable until the close of business on the date fixed for redemption. See
                                        "Description of Securities--Redeemable
                                        Warrants."


     USE OF PROCEEDS . . . . . . .      The Company intends to apply the net
                                        proceeds from this offering, generally,
                                        to expand into the factoring business,
                                        to enhance its capital based financing
                                        activities, to fund, staff and market
                                        its anticipated service-based financing
                                        activities, to satisfy outstanding
                                        indebtedness and declared but unpaid
                                        dividends and for working capital and
                                        general corporate purposes. See "Use of Proceeds."

     ------------------

     (1) Does not include (i) 1,200,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Minimum Offering is sold or 1,600,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Maximum Offering is sold, (ii) 500,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Company's 1997 Stock Option Plan, (iii) 1,300,000 shares of Common Stock reserved for issuance upon the exercise of other outstanding warrants and (iv) approximately 632,902 shares of Common Stock reserved for issuance upon the conversion of 2,958,817 outstanding shares of Series A 10% Convertible Preferred Stock of the Company (the "Convertible Preferred Stock"). See "Management," "Description of Securities Preferred Stock" and "Underwriting."

     OFFERING TERMINATION  . . . .      The offering will terminate on ( ),
                                        1997, provided that the Company and
                                        the Underwriter may agree to extend
                                        the offering from time to time until
                                        ( ), 1997.  See "Underwriting."

     RISK FACTORS  . . . . . . . .      The securities offered hereby are
                                        speculative and involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

     PROPOSED NASDAQ SYMBOLS . . .      Common Stock--MCAC
                                        Warrants--MCACW

                            SUMMARY FINANCIAL INFORMATION

          The summary financial information set forth below is derived from and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.


     STATEMENT OF OPERATIONS DATA:

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                      YEAR ENDED DECEMBER 31,    (UNAUDITED)
                                      -----------------------   -------------

                                         1996      1995       1997     1996
                                        ------    ------     ------   -------

     Operating Revenues  . . . . . .  $356,235   $388,008   $94,158  $118,812


     Income (Loss) from Continuing
       Operations Before Other Income
       (Expense) . . . . . . . . . .  (369,704)  (296,807)    1,664     6,387


     Other Income (Expense)  . . . .   693,064   (600,000)   38,349    43,464

     Preferred Dividend  . . . . . .  (232,722)  (205,447)  (73,970)  (53,421)


     Net Income (Loss) Applicable to
       Common Stockholders . . . . .    90,638 (1,102,064)  (33,957)   (3,570)

     Net Income (Loss) Per Common
       Share . . . . . . . . . . . .       .05       (.98)     (.02)       --



     BALANCE SHEET DATA:

                                                   MARCH 31, 1997
                                                    (UNAUDITED)
                                       ---------------------------------------

                                                           AS ADJUSTED(1)
                                                       --------------------
                                           Actual      Minimum      Maximum
                                          --------     --------    --------


      Working capital (deficit) . . .  $  (77,306)    $3,555,598  $4,771,798

      Total assets  . . . . . . . . .   1,839,752      5,638,854   7,605,054

      Total liabilities . . . . . . .   1,311,688        622,650     622,650

      Stockholders' equity  . . . . .     528,064      5,016,204   6,982,404

     ---------------------

     (1) Gives effect to the sale of a minimum of 1,200,000 shares of Common Stock (1,000,000 of which are being offered by the Company and 200,000 of which are being offered by the Selling Stockholder) and 1,200,000 Warrants offered hereby and a maximum of 1,600,000 shares of Common Stock (1,400,000 of which are being offered by the Company and 200,000 of which are being offered by the Selling Stockholder) and 1,600,000 Warrants offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                     RISK FACTORS


          The securities offered hereby are speculative and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

          1. Limited Operating History. The Company has been engaged in the specialty financing business for a limited period. From June 1990 to September 1993, the Company, then called Premier Lease Concepts, Inc., was engaged principally in the financing of dry cleaning equipment to small dry cleaning businesses throughout the eastern United States. Commencing in December 1996, the Company allocated most of its available capital to financing the acquisition of refrigeration equipment sold by the Company's affiliate, Medley Refrigeration, to customers in the food service and hospitality businesses in southeast and central Florida. Upon the consummation of this offering, the Company plans to broaden its leasing efforts to expand to entities unaffiliated with the Company and to expand its specialty financing business into the factoring marketplace, an area in which the Company has very limited prior operating experience.
     Accordingly, the Company's prior limited business performance in the refrigeration and dry cleaning equipment financing businesses may not provide sufficient basis from which to judge the Company's future as augmented by the proceeds of this offering. Moreover, given the Company's lack of prior experience in the factoring business, there can be no assurance that the Company's entry into this marketplace will be profitable or economically prudent. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


          2. Significant Capital Requirements; Dependence on Proceeds of Offering; Possible Need for Additional Financing. The Company's capital requirements in connection with its operational activities have been, and continue to be, significant. The Company is dependent on the proceeds of this offering to finance and expand its ongoing specialty finance business, to commence its anticipated factoring business and to finance its other working capital requirements. The Company anticipates, based on its current proposed plans and assumptions relating to its operations and expansion, that the proceeds of this offering will be sufficient to satisfy the contemplated cash requirements of the Company for approximately 12 months following the consummation of this offering. In the event that the Company's plans change or its assumptions prove to be inaccurate or the proceeds of this offering prove to be insufficient to fund the Company's operations or its expansion (due to unanticipated expenses, delays, problems or otherwise), the Company would be required to seek additional funding. Depending upon the Company's financial strength and the state of the capital markets, the Company may also determine that it is advisable to raise additional equity capital. The Company has no current arrangements with respect to, or sources of, any additional capital, and there can be no assurance that such additional capital will be available to the Company, if needed, on commercially reasonable terms or at all. The inability of the Company to obtain additional capital would have a material adverse effect on the Company and could cause the Company to be unable to implement its business strategy or proposed expansion or to otherwise significantly curtail or cease its operations. It is not anticipated that any of the officers, directors or stockholders of the Company will provide any portion of the Company's future financing requirements. To the extent that any such financing involves the sale of the Company's equity securities, the interests of the Company's then existing stockholders could be substantially diluted. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.



          3. Explanatory Paragraph in Report of Independent Public Accountants. The Company's independent public accountants have included an explanatory paragraph in their report on the Company's financial statements stating that certain factors raise a substantial doubt about the ability of the Company to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.

          4. Expansion into New Business Areas. The Company's strategic plan contemplates increasing the amount of lease brokering it conducts, which activity could generate profits without utilizing the Company's capital. This activity would consist of locating opportunities to lease finance and transferring such opportunities to other financing sources, such as unaffiliated lessors, banks and lenders, for fee income. The Company's prior experience in such lease brokering activities is limited and there can be no assurance that the Company will generate any profits from these proposed lease brokering activities. In addition, the Company plans to enter into the factoring business, an area which will involve different types of credit underwriting than the Company is presently familiar with. Accordingly, there can be no assurance that the Company will generate any profits from its proposed factoring business. See "Business."



          5. Dependence on Affiliates and Others; Related Party Transactions. The Company historically has principally relied, and following this offering may continue to rely, on the customer relationships generated by its affiliates as a significant source of its business. While the Company, following the consummation of this offering, anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company, it will nonetheless continue to endeavor to provide lease financing or purchase financing for customers of its affiliates and to treat such customers as potential customers for other financial services. As such, the Company may be regarded as dependent upon its affiliates in this respect. Similarly, to the extent that the Company enters into the factoring or lease brokering businesses, the Company will also pursue initially the customer relationships established by its affiliates. In each of the foregoing cases, the success of the Company will in part be dependent upon the customer relationships of others.


          The Company also may be affected by the financial performance of those persons the Company is relying upon. In purchasing equipment leased to Medley Refrigeration customers, the Company may have residual liability exposure to Medley Refrigeration itself if a lessee defaults on the lease alleging a defense attributable to a breach of Medley Refrigeration's obligations. In addition, the Company may endeavor to facilitate sales of Medley Refrigeration equipment as a result of the Company's equipment financing business. While it is the Company's intention that all credit decisions with respect to lessees will be made on a purely arm's length basis, the Company might be encouraged, with respect to Medley Refrigeration's customers (arising strictly from the affiliation between the Company and Medley Refrigeration), to incur greater risk than would be prudent for a Company not affiliated with an entity it is doing business with. Group, which is controlled by Messrs. Robert D. Press and Steven L. Edelson, the President and Chairman of the Board, respectively, of the Company, is the principal stockholder of Medley Refrigeration. Consequently, to the extent Medley Refrigeration benefits, directly or indirectly, from transactions with or involving the Company (sales or financings by the Company of Medley Refrigeration's equipment to Medley Refrigeration's customers), Messrs. Press and Edelson (as the control persons of Group) will indirectly be benefitted.


          In addition, Performance Capital Management, Inc. ("Performance Capital Management"), a company controlled by Messrs. Press and Edelson, is party to a management contract with the Underwriter of this offering. Pursuant to the management contract, among other things, Performance Capital Management is paid $200,000 per annum for making available Mr. Edelson to serve as the licensed securities principal responsible for supervising the day to day affairs and operations of the Underwriter. As such, the Company and the Underwriter may be deemed to be affiliates. In addition, Mr. Press serves as a licensed registered representative of the Underwriter. Performance Capital Management and the Company are also parties to a management agreement pursuant to which, among other things, Performance Capital Management is paid $90,000 per annum for making available Messrs. Press and Edelson to render business and financial counsel, guidance and managerial assistance to the Company. Accordingly, all payments and other remuneration made or paid by the Company to Performance Capital Management or the Underwriter (or from and among these three entities) may be deemed to indirectly benefit Messrs. Press and Edelson. Neither the Company nor Messrs. Press or Edelson are parties to any other related party contract or arrangement involving the Company and its affiliates.

          Moreover, the Company intends to apply, from the proceeds from this offering, the following amounts to the following directors and executive officers of the Company except as set forth herein, (except as set forth herein, no other director or executive officer, or any of their respective affiliates, will receive, directly or indirectly, any proceeds from this offering): Robert D. Press, President and a director of the Company, will receive (i) $82,500 in consideration for the Company's repurchase of 15,000 shares of Common Stock owned by Mr. Press, (ii) $76,000 in consideration for complete satisfaction of all indebtedness owing by the Company to Mr. Press (Mr. Press has waived all interest payments) and (iii) $60,471.69 in satisfaction of all declared but unpaid and accrued preferred stock dividends owing to Mr. Press (aggregating $218,971.69, or approximately 4.5% of the net proceeds from the Minimum Offering or approximately 3.2% of the net proceeds from the Maximum Offering); Steven L. Edelson, Chairman of the Board of the Company, will receive (i) $82,500 in consideration for the Company's repurchase of 15,000 shares of Common Stock owned by Mr. Edelson, (ii) $45,000 in consideration for complete satisfaction of all indebtedness owing by the Company to Mr. Edelson (Mr. Edelson has waived all interest payments) and (iii) $153,212.72 in satisfaction of all declared but unpaid and accrued preferred stock dividends owing to Mr. Edelson (aggregating $280,712.72, or approximately 5.8% of the net proceeds from the Minimum Offering or approximately 4.1% of the net proceeds from the Maximum Offering); and Steven Dreyer, a director of the Company, will receive (i) $14,333.10 in partial satisfaction of certain indebtedness owing by the Company to an affiliate of Mr. Dreyer and (ii) $5,493.80 in satisfaction of all declared but unpaid and accrued preferred stock dividends owing to Mr. Dreyer (aggregating $19,8262.90, or less than 1% of the net proceeds from the Minimum or Maximum Offerings).



          Following the consummation of this offering, the Company will require all agreements and arrangements involving it and the Underwriter, Performance Capital Management or any other related party, including the Company's officers, directors and 5% or greater stockholders, to be (i) negotiated, to the extent possible, on an arm's-length basis, (ii) on terms no more favorable to the party other than the Company thereto than otherwise could be obtained from an unaffiliated party and (iii) approved by a majority of the disinterested directors of the Company. In addition, the Company has agreed that following the closing of the Minimum Offering and the concurrent satisfaction by Group, on behalf of Medley Refrigeration, of all receivables then outstanding from Medley Refrigeration to the Company, the Company will not permit receivables from affiliates to exceed, at any time, the lesser of 10% of all of the
                                            ------
     Company's assets or $500,000 in the aggregate and that any loans to the Company's officers, directors, 5% or greater stockholders or affiliates will be for bona fide business purposes only and approved by a majority of the Company's disinterested directors. See "Use of Proceeds," "Management," "Certain Transactions," and "Underwriting."



          6. Customer Credit Risks; Risk of Defaults in Factoring Business. As in any finance business, the Company's overall success will be governed heavily by the level of defaults it incurs. The Company believes that its credit evaluation procedures are adequate to limit its default rate to a manageable amount. Although the Company attempts to mitigate its credit risk through the use of a variety of commercial credit reporting agencies when processing the equipment lease applications of its customers and through various forms of nonrecourse financing, failure of the Company's customers to make scheduled payments under their equipment finance contracts could require the Company to make payments in connection with the recourse portion of its borrowings, if any, and forfeit cash collateral pledged as security in connection with those borrowings. In addition, any increase in such loss or in the rate of payment defaults under any of the equipment finance contracts originated by the Company (whether maintained by the Company in its own portfolio or assigned by the Company to its lenders) could adversely affect the Company's ability to obtain additional funding.


          The Company maintains an allowance for doubtful accounts in connection with payments due under equipment lease contracts held in the Company's portfolio. (The Company's portfolio currently is comprised of those contracts which the Company has purchased with working capital funds or under the revolving credit lines and not yet assigned to a nonrecourse lender or transferred in connection with an asset securitization transaction.) The allowance is maintained at a level which the Company deems sufficient to meet future estimated uncollectible contract receivables, based on its analysis of the delinquencies, problem accounts, and overall risks and probable losses associated with such contracts.
     There can be no assurance, however, that the amount of the Company's allowance will prove to be adequate.

          With respect to the Company's proposed new factoring business, the financial failure of a client or its customers or the failure of the Company to recover under personal guarantees from the client's principals or from other forms of security may adversely affect the Company's ability to fully recover amounts due. While the Company intends to purchase receivables on a full recourse basis, a client of the Company may be unable to meet its obligations. Losses may result if the Company is unable to recover under personal guarantees from the client's principals or from other forms of security. Accordingly, the Company intends to make provision for possible credit losses. There can be no assurance, however, that the amount of such provision will prove to be adequate. See "Business."


          7. Legal and Regulatory Limitations. Depending upon the form of financing engaged in by the Company, the Company's rates of return may be limited by various state laws limiting the permissible amounts of interest. Noncompliance with such laws or rules may result in substantial penalties or liabilities to the Company. The Company believes that its current practices comply with such laws and will continue to comply with applicable laws.


          The Company intends to use a portion of the proceeds of this offering to expand into the factoring business. Certain loans made in connection with this business may be considered "securities" under applicable federal and state securities laws. If the portion of the Company's assets invested in "securities" exceeds certain thresholds, the Company could be considered an "investment company" within the meaning of the Investment Company Act of 1940. Classification as an investment company could have a material adverse effect on the Company. The Company intends to limit its investments in any instruments which might be considered securities to an amount which would not cause it to be considered an investment company.


          8. Dependence on Key Personnel. The success of the Company will be largely dependent on the personal efforts of Mr. Robert Press, the Company's President. Although the Company and Mr. Press are parties to a one-year employment agreement (which renews automatically for successive one-year periods in the absence of action to the contrary), the loss of the services of Mr. Press would have a material adverse effect on the Company's business and prospects. Mr. Press devotes substantially all of his business time and efforts to the affairs of the Company. Steven L. Edelson, the Company's Chairman of the Board, devotes only such time to the affairs of the Company as is necessary for Mr. Edelson to satisfy his fiduciary obligations as Chairman of the Company. In addition, competition for qualified employees, including personnel skilled in the leasing, factoring and specialty financing business, is intense, and the loss of key personnel or the inability to attract and retain, if necessary, additional skilled personnel for the Company's activities, could adversely affect the Company's business and prospects. There can be no assurance that the Company will be able to hire or retain such personnel. The Company does not currently maintain nor, in the foreseeable future, does it anticipate maintaining, key-man life insurance covering the lives of its significant employees. See "Business" and "Management."



          9. Dependence on Funding Sources. Equipment leasing and factoring are capital intensive businesses. The Company's revenues and profitability have traditionally been related directly to the volume of equipment financings the Company originates. To increase its equipment financing business, and to enter into the factoring marketplace, the Company will require access to substantial short and long-term credit and be required to continue to sell its loans and leases to third party discounters. To date, the Company's principal source of funding has been borrowings from private lenders. There can be no assurance that the Company will be able to obtain additional recourse or nonrecourse financing when needed or, to the extent such financing is available, on acceptable terms. The Company would be adversely affected if it were unable to continue to secure sufficient and timely funding on acceptable terms. See "Business."



         10. Collateral Value Risks. Loans and leases held by the Company will be secured, in part, by the collateral value of the underlying leased equipment. Refrigeration and dry cleaning equipment are not generally subject to the rapid deterioration in value. Nonetheless, to the extent the Company finances higher technology equipment (which currently is not contemplated), deterioration in the value of such equipment could undermine the security of the Company's financings and the Company's financial performance.



          11. Interest Rate Risk. Substantially all of the Company's equipment financing contracts require the Company's customers to make payments at fixed rates for specified terms. A small portion of these transactions are currently funded by the Company with fixed rate borrowings which are arranged at the time, or shortly after, the finance contract is recorded. This matching process mitigates interest rate risk for these transactions. However, from time to time, a portion of such contracts are originally financed by the Company from funds derived from working capital borrowed under its revolving credit line, which borrowings are subject to a variable interest rate. Consequently, if interest rates increase prior to the time the Company is able to secure fixed-rate, long-term financing for such contracts, the Company's profit margin with respect to such equipment financing contracts could be affected adversely. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



          12. Competition. The factoring and financing of equipment businesses are highly fragmented. The Company competes, and in the future, will compete for customers with a number of national, regional and local finance and factoring companies, including those which, like the Company, specialize in particular segments of the overall market. In addition, the Company's competitors include, and will include, those equipment manufacturers which finance the sale or lease of their products themselves, other traditional types of financial services companies, such as commercial banks and savings and loan associations, and conventional leasing and factoring companies. Although the Company believes that it currently maintains a competitive advantage on the basis of its convenience-oriented financing and value-added services, many of the Company's competitors and potential competitors possess substantially greater financial, marketing, and operational resources. Moreover, the Company's future profitability will be directly related to the Company's ability to access capital funding and to obtain favorable funding rates as compared to the capital and costs of capital available to its competitors. Accordingly, there can be no assurance that the Company will be able to continue to compete successfully in its targeted markets. See "Business Competition."



          13. Broad Discretion in Application of Proceeds. Management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. The Company intends to utilize approximately $3,145,038 (or approximately 65%) of the net proceeds from the Minimum Offering, or approximately $4,654,038 (or approximately 68%) of the net proceeds from the Maximum Offering to repay certain indebtedness, satisfy certain declared but unpaid dividends, expand its equipment leasing business, implement its factoring business and redeem certain shares of Common Stock. The remaining approximate $1,694,142 (or approximately 35%) of the net proceeds from the Minimum Offering, or approximate $2,185,202 (or approximately 32%) of the net proceeds from the Maximum Offering, have been allocated to working capital and general corporate purposes. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this offering. See "Use of Proceeds."



          14. Lack of Dividends. Since becoming a "C Corporation" for federal income tax purposes, the Company has not paid any dividends with respect to its Common Stock. Moreover, the Company does not intend to pay any dividends on its Common Stock in the foreseeable future. The holders of the Company's outstanding Convertible Preferred Stock are entitled to receive cumulative dividends, payable quarterly out of funds legally available therefor, at the annual rate of 10%. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business, except to the extent required to satisfy its obligations under the terms of the Convertible Preferred Stock. See "Dividend Policy" and "Description of Securities Preferred Stock."



          15. Immediate and Substantial Dilution. This offering involves an immediate and substantial dilution of $3.58 per share or approximately 65.1% if the Minimum Offering is sold or $3.18 per share or approximately 57.8% if the Maximum Offering is sold between the pro forma net tangible book value per share after the offering and the public offering price of $5.50 per share of Common Stock. In addition, investors in this offering will have contributed approximately 96.5% of the total consideration paid for shares of Common Stock if the Minimum Offering is sold and approximately 97.5% of the total consideration paid for shares if the Maximum Offering is sold. See "Dilution."



          16. Shares Eligible for Future Sale. Upon the consummation of this offering, the Company will have 2,650,000 shares of Common Stock outstanding if the Minimum Offering is sold and 3,050,000 shares of Common Stock outstanding if the Maximum Offering is sold, assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock. At that time, only the 1,200,000 shares being offered hereby by the Company and the Selling Stockholder in the event the Minimum Offering is sold, and the 1,600,000 shares being offered hereby by the Company and the Selling Stockholder in the event the Maximum Offering is sold, will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 1,450,000 shares, in either instance will be deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act and may, in certain circumstances, subject to the contractual restrictions described below, be sold without registration pursuant to such rule, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. 150,000 of these restricted shares will become eligible for sale under Rule 144 in December 1997 (subject to certain recurring three-month volume limitations prescribed by Rule 144).



          Group, which is controlled by Messrs. Press and Edelson, the President and Chairman of the Board, respectively, of the Company, beneficially owns, as of the date of this Prospectus, 1,500,000 shares of Common Stock of the
     Company.   Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $990,000 in net proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $990,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $990,000 in net proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. Group has otherwise agreed not to sell or dispose of any of its shares for a period of six months from the date of this Prospectus without the prior written consent of the Underwriter. In addition, each holder of Convertible Preferred Stock has agreed not to sell or otherwise dispose of any shares of Common Stock issuable upon conversion of such Convertible Preferred Stock for a period of six months from the date of this Prospectus without the prior written consent of the Underwriter. The Underwriter and Group have also agreed that Group, under certain circumstances, may not sell, during the 36-month period following the consummation of this offering, all or any portion of up to 800,000 shares of Common Stock owned by Group unless the closing bid price for shares of the Company's Common Stock over a period of time exceeds certain minimum target levels. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and the Warrants and could impair the Company's ability in the future to raise additional capital through the sale of its equity securities. See "Principal Stockholders," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."



          17. Control by Management. Upon the consummation of this offering, Group, which is controlled by Messrs. Press and Edelson, will beneficially own approximately 49.0% in the event the Minimum Offering is sold, and 42.6% in the event the Maximum Offering is sold, of the issued and outstanding shares of Common Stock (assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock). Accordingly, Messrs. Press and Edelson, through their control of Group, will continue to be in a position to decide the outcome of any matters requiring a vote of stockholders, including the election of directors, changes in the Company's authorized capital and the dissolution, merger or sale of the assets of the Company, and generally, will be in a position to control the affairs of the Company. Moreover, Messrs. Press and Edelson will be in a position to determine the amount of executive compensation to be paid and whether dividends will be declared with respect to shares of the Company's capital stock. Purchasers of the shares of Common Stock and Warrants (to the extent exercised) offered hereby will be minority stockholders of the Company and, although entitled to vote on any matters that require stockholder approval, will not influence the outcome of such votes. See "Principal Stockholders" and "Description of Securities."






          18. No Assurance of Public Market; Determination of Offering Price; Possible Volatility of Market Price of Common Stock and Warrants. Prior to this offering, there has been no public trading market for the Common Stock or Warrants. Consequently, the initial public offering prices have been determined by negotiations between the Company and the Underwriter, with the guidance of Lew Lieberbaum & Co., Inc., the qualified independent underwriter associated with this offering, and do not bear any relationship to the Company's book value, assets, past operating results or financial condition or to any other established criteria of value. In addition, there can be no assurance that a regular trading market for the securities offered hereby will develop after this offering or that, if developed, that it will be sustained. The market price of the Common Stock and Warrants following the consummation of this offering may be highly volatile as has been the case with the securities of other companies effecting initial public offerings. Factors such as the Company's financial results, quarter-to-quarter variations in operating results, press releases, trading volumes, general market trends and various factors affecting the equipment financing and factoring businesses generally, may have a significant impact on the market price of the Company's securities. Additionally, in recent years, the stock market itself has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. See "Underwriting."



          19. Underwriter's Influence on the Market. A significant number of the securities offered hereby may be sold to customers of the Underwriter. Such customers may subsequently engage in transactions for the sale or purchase of such securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter intends to make a market in the Company's securities and may otherwise effect transactions in such securities. As a result, the Underwriter may exert a dominating influence on the market for the Company's securities, if such a market is developed, and such market activity by the Underwriter may be discontinued at any time. The price and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Underwriter's participation in the market for the Company's securities. See "Underwriting."



          20. Limited Offering Experience of the Underwriter. The Underwriter has been in business for approximately six years, and as of March 31, 1997, employed approximately 55 brokers in two offices. The Underwriter has managed, on a "firm commitment" basis, two public offerings prior to this underwriting. Since the Underwriter has acted as underwriter in only a limited number of public offerings, no assurance can be given that the Underwriter's lack of experience and its comparatively small size in relation to other broker-dealers in the industry, may not adversely affect the offering of the Company's securities and the subsequent development, if any, of a trading market for the Company's securities. See "Underwriting."



          21. Best Efforts Offering; Escrow of Investor Funds. This offering is being made on a "best efforts, all-or-none" basis. With respect to the first 1,200,000 shares of Common Stock and 1,200,000 Warrants, all or none of them will be sold. The remaining 400,000 shares of Common Stock and 400,000 Warrants offered will be made on a "best efforts" basis. There can be no assurance that any of the shares of Common Stock or Warrants will be sold. Under the terms of this offering, the Underwriter is offering the Company's shares of Common Stock and Warrants for an initial period of 30 days which may be extended up to an additional 30 days by mutual agreement of the Company and the Underwriter. Pending the sale of 1,200,000 shares of Common Stock and 1,200,000 Warrants, all proceeds will be held in an escrow account with SunTrust Bank, South Florida, N.A., as Escrow Agent.
     No commitment exists by anyone to purchase all or any of the shares of Common Stock or Warrants offered hereby. Consequently, subscribers' funds may be escrowed for as long as 60 days and, if held for less than 60 days, returned without interest thereon or deduction therefrom in the event 1,200,000 shares of Common Stock and 1,200,000 Warrants are not sold within the offering period. Investors, therefore, will not have the use of any subscription funds during the subscription period. See "Underwriting."



          22. Anti-Takeover Provisions; Authorization of Preferred Stock. Delaware has enacted legislation that may deter or frustrate takeovers of the Company. In certain circumstances, Delaware law requires the approval of two-thirds of all shares eligible to vote for certain business combinations involving a stockholder owning 15% or more of the Company's voting securities (other than stockholders currently meeting such description), excluding the voting power held by such stockholder. In addition to the potential impact on future takeover attempts and the possible perpetuation of management, the existence of such provision could have an adverse effect on the market price of the Company's Common Stock.



          The Company's Certificate of Incorporation authorizes the issuance of 10 million shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. To date, the Board of Directors has authorized the issue of a series of up to 2,958,817 shares of Convertible Preferred Stock. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. In the event of issuance, such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of preferred stock, there can be no assurance that the Company will not make such an issuance in the future. See "Description of Securities--Anti-Takeover Provisions" and "--Preferred Stock."



          23. Possible Delisting of Securities from NASDAQ; Disclosure Relating to Low-Priced "Penny" Stocks. It is currently anticipated that the Company's Common Stock and Warrants will be eligible for listing on NASDAQ upon completion of the Minimum Offering. However, in order to continue to be listed on NASDAQ, a company must maintain either (i) $2,000,000 in net tangible assets (total assets less total liabilities and goodwill), (ii) $35,000,000 in market capitalization or (iii) $500,000 of net income in two of the last three years and 500,000 shares of Common Stock in the public float and a $1,000,000 market value of the public float. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from NASDAQ and trading, if any, in the Company's securities would thereafter be conducted in the non-NASDAQ over-the-counter market. As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.


          In addition, if the Common Stock were delisted from trading on NASDAQ and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.


          24. Inability to Exercise Warrants. The Company intends to qualify the sale of the Common Stock and the Warrants offered hereby in a limited number of states. Although certain exemptions in the securities laws of certain states might permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such states upon exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants held by purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current prospectus covering the Common Stock issuable upon exercise of the Warrants must be in effect before the Company may accept Warrant exercises. There can be no assurance that the Company will be able to have a prospectus in effect when this Prospectus is no longer current, notwithstanding the Company's commitment to use its best efforts to do so. See "Description of Securities--Redeemable Warrants."



          25. Potential Adverse Effects of Redemption of Warrants. The Warrants may be redeemed by the Company, with the consent of the Underwriter, at any time following ( ), 1998 (one year from the date of this Prospectus), upon notice of not less than 30 days, at a price of $.15 per Warrant, provided that the closing bid quotation of the Common Stock on all 25 of the trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $8.25, subject to adjustment) of the initial public offering price of the Common Stock offered hereby. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities-- Redeemable Warrants."



                                   USE OF PROCEEDS

          Of the shares of Common Stock being offered hereby, 200,000 shares are being offered by the Selling Stockholder and 1,000,000 shares, in the event of the Minimum Offering, and 1,400,000 shares, in the event of the Maximum Offering, are being offered by the Company. Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $990,000 in net proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $990,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $990,000 in net proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Financial Statements.


          After deducting underwriting discounts and commissions ($806,820 if the Minimum Offering is sold and $1,075,760 if the Maximum Offering is sold) and other expenses of the offering estimated to be approximately $135,000, the Company will receive (exclusive of amounts to be paid to the Company at the closing of the Minimum Offering to satisfy all receivables then outstanding from Medley Refrigeration to the Company) net proceeds from this offering of approximately $4,848,180 if the Minimum Offering is sold and $6,839,240 if the Maximum Offering is sold. The Company intends to utilize the net proceeds from this offering (excluding any amounts received upon the exercise of any Warrants) during the next 12 months approximately as follows:

                                     MINIMUM OFFERING     MAXIMUM OFFERING
                                    ------------------  -------------------
                                       NET                  NET
         APPLICATION OF PROCEEDS     PROCEEDS      %      PROCEEDS      %
         -----------------------    ----------  -------  ----------   ------

     Repayment of indebtedness(1)   $  411,739    8.50%  $  411,739    6.02%

     Satisfaction of declared but
         unpaid dividends(2) . . .     277,299    5.71      277,299    4.05

     Expansion of equipment
         leasing business (3)  . .   1,000,000   20.64    1,750,000   25.59

     Implementation of factoring
         business(4) . . . . . . .   1,300,000   26.81    2,050,000   29.97

     Redemption of Common Stock(5)     165,000    3.40      165,000    2.42

     Working capital and general
     corporate purposes(6) . . . .   1,694,142   34.94    2,185,202   31.95
                                    ----------   ------  ----------   ------
                                    $4,848,180  100.00%  $6,839,240  100.00%
                                    ==========  =======  ==========  =======

     ______________________________________
     (1) The Company will satisfy a portion of its outstanding short term indebtedness and a portion of its long-term indebtedness with a portion of the proceeds from this offering. Loans from Messrs. Press, Edelson and Steven Dreyer, directors of the Company, will be repaid with a portion of these proceeds. Specifically, Mr. Press will receive $76,000 in complete satisfaction of all indebtedness of the Company owing to him (Mr. Press has waived all interest payments), Mr. Edelson will receive $45,000 in complete satisfaction of all indebtedness of the Company owing to him (Mr. Edelson waived all interest payments) and an affiliate of Mr. Dreyer will receive $14,333.10 in partial satisfaction of certain indebtedness of the Company owing to it. The $121,000 in loans being repaid with the proceeds from this offering to Messrs. Press and Edelson were incurred to finance the Company's operating expenses in connection with, and in anticipation of, this Offering. See "Principal Stockholders" and "Certain Transactions."

     (2) On each of August 20, 1996, November 20, 1996 and February 20, 1997, the Company declared its regular quarterly cash dividend with respect to shares of its Convertible Preferred Stock. At the time of each of the aforementioned dividend declarations, the Company had sufficient cash available to pay the dividend to all holders of the Convertible Preferred Stock other than Messrs. Press, Edelson and Dreyer and holders affiliated or related to them. The Company will utilize a portion of the proceeds from this offering to satisfy all declared, but unpaid dividends. See "Principal Stockholders," "Description of Securities--Preferred Stock" and Financial Statements.

     (3) The Company intends to utilize a portion of the proceeds from this offering to expand its refrigeration equipment leasing business. Specifically, the Company anticipates broadening and intensifying its marketing efforts to attract equipment lessees unaffiliated with Medley Refrigeration. In addition, the Company intends to expand its geographic positioning and business plan by entering into geographic marketplaces in which Medley Refrigeration does not currently do business and by marketing to other refrigeration companies that do not compete directly with Medley Refrigeration. To date, the Company has lacked the capital necessary to expand its business as presently contemplated.

     (4) The Company intends to utilize a portion of the proceeds from this offering to establish a factoring business which will provide small to medium sized companies with capital through the discounted purchase of such companies' accounts receivable. The expansion into the factoring business will require the Company to hire additional marketing and administrative personnel. The Company intends to implement a direct marketing campaign to introduce the Company's factoring services to entities in the Miami, Ft. Lauderdale and Palm Beach, Florida markets.

     (5) The Company will utilize $165,000 from this offering to redeem, at a price of $5.50 per share, an aggregate of 30,000 shares of Common Stock owned by Messrs. Robert D. Press and Steven L. Edelson, the President and Chairman of the Board of the Company, respectively. These shares were transferred and assigned by Group to Messrs. Press and Edelson in January 1996 in consideration for services performed by them on behalf of the Company. See "Certain Transactions."

     (6) Working capital will be utilized by the Company to enhance, and otherwise stabilize, cash flow during the initial 12 months following the consummation of this offering, such that any shortfalls between operating revenues and costs will be covered by working capital. Although the Company prefers to retain its working capital in reserve, the Company may be required to expend part or all of these proceeds as financial demands dictate.


          Although it is uncertain whether the Company's shares of Common Stock will rise to a level at which the Warrants would be exercised, in the event subscribers in this offering elect to exercise all of the Warrants offered herein, the Company will realize gross proceeds of approximately $6,900,000 if the Minimum Offering is sold and $9,200,000 if the Maximum Offering is sold. Management anticipates that the proceeds from the exercise of the Warrants would be contributed to working capital of the Company. Nonetheless, the Company may, at the time of exercise, allocate a portion of the proceeds to any other corporate purpose. Accordingly, investors who exercise their Warrants will entrust their funds to management, whose specific intentions regarding the use of such funds are not presently and specifically known.


          The amounts set forth in the above use of proceeds table merely indicate the proposed use of proceeds and actual expenditures may vary substantially from these estimates depending upon economic conditions and the success, if any, of the Company's existing and proposed new businesses. The Company is unable to predict the precise period for which this offering will provide financing, although management believes that the Company should have sufficient working capital to meet its cash requirements for approximately 12 months from the date of this Prospectus. Accordingly, the Company may need to seek additional funds through loans or other financing arrangements during this period of time. No such arrangements exist or are currently contemplated and there can be no assurance that they may be obtained on terms acceptable to the Company in the future should the need arise.

          Pending utilization, management intends to make temporary investment of the proceeds in bank certificates of deposit, interest bearing savings accounts, prime commercial paper or federal government securities.

                                   DIVIDEND POLICY

          Prior to the Company's merger with a subsidiary of Group in September 1993, the Company operated as an "S corporation" for federal income tax purposes. During such time, the Company's net income was taxed for federal income tax purposes directly to the Company's stockholders. The Company, in turn, paid dividends to enable its stockholders to pay their tax on the Company's income. Following the merger, the Company has been included as a member of the consolidated tax return filed by Group and its affiliates. The Company historically has declared (and paid to the extent surplus cash was available) regular quarterly dividends with respect to shares of its Convertible Preferred Stock. The Company intends to continue to declare and pay regular quarterly dividends with respect to shares of its Convertible Preferred Stock following this offering. See "Description of Securities--Preferred Stock."

          Subsequent to the merger, the Company has not declared or paid any dividends with respect to shares of its Common Stock. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors. The Company's Board does not intend to declare any dividends in the foreseeable future with respect to shares of the Company's Common Stock, but instead intends to retain all future earnings, if any, for the development and expansion of the Company's operations.


                                    CAPITALIZATION


          The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted to give effect to the sale by the Company of a minimum of 1,000,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares in the Minimum Offering) and 1,200,000 Warrants offered hereby and a maximum of 1,400,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares in the Maximum Offering) and 1,600,000 Warrants offered hereby:


                                                     AT MARCH 31, 1997
                                                        (UNAUDITED)
                                          -------------------------------------

                                                             AS ADJUSTED
                                                       -----------------------

                                            ACTUAL     MINIMUM(1)   MAXIMUM(1)
                                           --------    ----------   ----------
     Long-term Debt  . . . . . . . . .$    489,447  $   384,211   $   384,211
     Short-term Debt . . . . . . . . .$    445,528  $   139,025   $   139,025
     Stockholders' Equity (Deficit)
       Convertible Preferred Stock,
        $.01 par value, 5,000,000
        shares authorized; 2,958,817
        shares issued and outstanding,
        respectively . . . . . . . . . $    29,588  $    29,588   $    29,588
       Common Stock, $.01 par value,
         10,000,000 shares authorized;
         3,050,000, 2,650,000 and
         3,050,000 shares issued and
         outstanding, respectively . . $    16,800  $    26,500   $    30,500
       Additional Paid-in Capital  . . $ 2,322,899  $ 6,867,891   $ 8,854,951
       Accumulated Deficit . . . . . . $(1,841,223) $(1,841,223)  $(1,841,223)
                                       -----------  -----------   -----------
         Total Stockholders' Equity  . $   528,064  $ 5,082,756   $ 7,073,816
                                       -----------  -----------   -----------
         Total Capitalization  . . . . $ 1,463,039  $ 5,605,992   $ 7,597,052
                                       ===========  ===========   ===========

     __________________________

     (1) Assumes no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock. As of the date of this Prospectus, there were no outstanding stock options to purchase shares of the Company's Common Stock granted under the Company's stock option plan or otherwise. See "Management -- Stock Option Plan" and "Description of Securities--Preferred Stock."

                                       DILUTION

          The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. At March 31, 1997, the net tangible book value of the Company was $399,576, or approximately $.24 per share of Common Stock.


          After giving effect to the sale by the Company of a minimum of 1,000,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares) and 1,200,000 Warrants offered hereby (less underwriting discounts and commissions and estimated expenses of this offering, and assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock), the pro forma net tangible book value of the Company at March 31, 1997 would have been $5,082,756, or approximately $1.92 per share of Common Stock. This represents an immediate increase in net tangible book value of approximately $1.68 per share of Common Stock to existing stockholders and an immediate dilution of approximately $3.58 per share of Common Stock to new investors.



          After giving effect to the sale of a maximum of 1,400,000 shares of Common Stock (the Selling Stockholder is selling 200,000 shares) and 1,600,000 Warrants offered hereby (less underwriting discounts and commissions and estimated expenses of this offering, and assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock), the pro forma net tangible book value of the Company at March 31, 1997 would have been $7,073,816, or approximately $2.32 per share of Common Stock. This represents an immediate increase in net tangible book value of approximately $2.08 per share of Common Stock to existing stockholders and an immediate dilution of approximately $3.18 per share of Common Stock to new investors.


          The following table illustrates this dilution to new investors on a per share basis:

                                             MINIMUM     MAXIMUM
                                             OFFERING    OFFERING
                                             --------    --------

     Public offering price of the Common
     Stock offered hereby  . . . . . . .   $     5.50   $     5.50
          Net tangible book value before
            the offering                   $      .24   $      .24
          Increase attributable to the
            sale by the Company of the
            Common Stock offered hereby.   $     1.68   $     2.08

     Adjusted net tangible book value      $     1.92   $     2.32
       after the offering  . . . . . . .     --------     --------
                                           $     3.58   $     3.18
     Dilution to new investors . . . . .     ========     ========





          The following table sets forth with respect to existing stockholders and new investors, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                                          SHARES PURCHASED
                                       -----------------------
            MINIMUM OFFERING            NUMBER        PERCENT
            ----------------           --------       --------
     Existing stockholders . . . .    1,680,000          62.7%
                                      1,000,000          37.3%
     New investors . . . . . . . .    ---------       --------
                                      2,680,000         100.0%
          Total  . . . . . . . . .    =========       ========


            MAXIMUM OFFERING
            ----------------
     Existing stockholders . . . .    1,680,000          54.5%
                                      1,400,000          45.5
     New investors . . . . . . . .    ---------       --------
                                      3,080,000         100.0%
                                      =========       ========



                                              TOTAL           AVERAGE PRICE
                                        CONSIDERATION PAID       PER SHARE
                                    ------------------------  -------------
            MINIMUM OFFERING           AMOUNT       PERCENT
            ----------------          --------      --------
     Existing stockholders . . . .  $  200,000         3.5%         $.14
                                     5,500,000        96.5
     New investors . . . . . . .    ----------     --------        $5.50
                                    $5,700,000       100.0%
          Total  . . . . . . . . .  ==========     ========


            MAXIMUM OFFERING
            ----------------
     Existing stockholders . . . .   $ 200,000         2.5%         $.14
                                     7,700,000        97.5
     New investors . . . . . . . .  ----------     --------        $5.50
                                    $7,900,000       100.0%
                                    ==========     ========

          The above table assumes no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock. As of the date of this Prospectus, there were no outstanding stock options to purchase shares of the Company's Common Stock granted under the Company's stock option plan or otherwise. See "Management--Stock Option Plan" and "Description of Securities--Preferred Stock."


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION AND RESULTS OF OPERATIONS

     GENERAL

          The Company is a specialty finance company which, historically, has been engaged primarily in the financing of (i) dry cleaning equipment to small dry cleaning businesses throughout the eastern United States and (ii) refrigeration equipment sold or leased by Medley Refrigeration, an affiliate of the Company. Medley Refrigeration is engaged in the provision of refrigeration equipment and services to the food service and hospitality industries and other businesses throughout central and southeastern Florida.


          Prior to the fiscal year ended December 31, 1996 ("Fiscal 1996"), the Company focused its marketing efforts primarily on providing financing to creditworthy purchasers of dry cleaning equipment. Commencing in Fiscal 1996, the Company began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to creditworthy customers of Medley Refrigeration. Such customers tended to be small entities with reliable cash flow but without access to sophisticated financing arrangements. Such customers were typically willing to pay a premium in terms of interest rates for convenience and availability of financing.


          During December 1996, Medley Refrigeration assigned to the Company all of Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, refrigeration equipment leases entered into by Medley Refrigeration with its customers (the "Assignment"). Excluded from the Assignment, however, were those equipment leases, the revenues from which, were previously assigned to collateralize the Company's line of credit facility with an independent third party lender. Prior to the Assignment, the Company historically would lend Medley Refrigeration the capital necessary for Medley Refrigeration to either purchase or manufacture refrigeration equipment for its customers. Medley Refrigeration, in turn, would lease this refrigeration equipment to its customers who, as a condition to the lease, would grant the Company a security interest in the leased equipment to collateralize the customer's payment obligations under the equipment lease. As a result of the Assignment, lease payments with respect to a majority of the equipment leases extended to Medley Refrigeration's customers began, and continue, to be payable directly to the Company. In addition, commencing in January 1997, the Company began, and continues, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. The Company, through the date of this Prospectus, has continued to focus its marketing efforts primarily to customers of Medley Refrigeration. Following the consummation of this offering, however, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

     RESULTS OF OPERATIONS

     THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31, 1996

          For the three months ended March 31, 1997, the Company generated net income of $40,013, as compared to net income of $49,851 for the comparable period during 1996. This decrease was primarily attributable to increases in general and administrative expenses associated with this Offering. This increase in general and administrative expenses also had the effect of nullifying the approximate $20,000 decrease in total costs and expenses incurred by the Company during the three months ended March 31, 1997 as compared to the comparable period during 1996.

          During the three months ended March 31, 1997, the Company generated leasing revenues of $94,158. This represents a decrease of $24,654 from leasing revenues of $118,812 for the three months ended March 31, 1996. This decrease in revenues was partially offset, however, by the $14,369 increase in interest income realized during the three months ended March 31, 1997. This increase in interest income reflects the continuing shift in the Company's assets from maturing leases of dry cleaning equipment to financed refrigeration equipment. All of the Company's equipment leases are non-cancellable and since March 31, 1997, there has been no material change in the amount or value of the Company's leased equipment.

     FISCAL 1996 COMPARED TO FISCAL 1995

          For Fiscal 1996, the Company generated revenues of $356,235, an approximate 8% reduction from revenues of $388,008 for the fiscal year ended December 31, 1995 ("Fiscal 1995"). Revenues for Fiscal 1996 and Fiscal 1995 represented, principally, payments received against dry cleaning equipment leases financed by the Company. During Fiscal 1996, however, the Company began de-emphasizing its dry cleaning equipment financing business and primarily concentrated its marketing efforts in the refrigeration equipment financing area. Consequently, during Fiscal 1996, the Company entered into approximately 41 new financing agreements with customers of Medley Refrigeration while it did not enter into any new dry cleaning equipment financing agreements. The Company expects revenues from these new refrigeration equipment financing agreements to be realized over the next five years.





          For Fiscal 1996, the Company generated net income of $323,360, as compared to a net loss of $(896,607) for Fiscal 1995. This significant change in operating results is primarily due to the reversal, during Fiscal 1996, of a $600,000 provision for uncollectible advances to an affiliate (Medley Refrigeration) recorded during Fiscal 1995. This $600,000 provision was taken essentially because at December 31, 1995, total advances by the Company to Medley Refrigeration approximated $1.3 million. This intercompany receivable was generated and had grown as a result of the Company's advancing monies to Medley Refrigeration to enable Medley Refrigeration to manufacture or otherwise acquire refrigeration equipment which Medley Refrigeration would then lease to its customers. Medley Refrigeration historically would then receive the lease payments relating to this equipment directly from its customers, but, in lieu of remitting these payments to the Company to reduce the outstanding intercompany balance, Medley Refrigeration contributed these amounts to operate and expand its business. Since Medley Refrigeration had not, prior to the September 1996 audit date for the Company's Fiscal 1995 financial statements, satisfied any meaningful portion of the outstanding advances made to it by the Company, the independent public accountants auditing the Company's Fiscal 1995 financial statements, determined that recording the $600,000 provision was appropriate.



          A reversal of the $600,000 provision was taken during Fiscal 1996 essentially because the Company was able to adequately demonstrate that the uncollectible advances in question were, in fact, collectible. In this regard, during December 1996, the Company and Medley Refrigeration consummated the Assignment, pursuant to which, Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of Medley Refrigeration's equipment leases with its customers were assigned to the Company. The present value of the revenue stream underlying the Assignment was approximately $652,000 at the time of the Assignment. In addition, Medley Refrigeration sold various leases to the Company totalling approximately $55,000 (which was Medley Refrigeration's cost basis) in January 1997. The transaction was recorded as a further reduction of the intercompany balance. Moreover, Medley Refrigeration paid $200,000 cash, subsequent to December 31, 1996, to the Company to further reduce the outstanding receivable balance. The leases assigned to the Company as part of the Assignment are performing within the lease agreements and the residual value of the equipment, net of reconditioning costs, plus the future payment, exceed the total receivable balance as of December 31, 1996. It was therefore management's belief that the payment of the receivable was assured by a third party and therefore the allowance was no longer warranted.



          As discussed above, during January 1997, the Medley Refrigeration intercompany receivable was further reduced as a result of Medley Refrigeration paying the Company $200,000 in cash and transferring to the Company $37,000 of refrigeration equipment. The Company used this refrigeration equipment to directly enter into new refrigeration equipment leases with customers of Medley Refrigeration. The Company continues, on a regular basis, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. The equipment underlying these leases has been, and will continue to be, provided by Medley Refrigeration. The intercompany receivable due the Company from Medley Refrigeration has been, and will continue to be, reduced by the direct cost of the equipment underlying these equipment leases. At March 31, 1997, the uncollectible advance, which is now presented as due from affiliates in both the current and other asset sections of the Company's financial statements, was approximately $1,000,000. Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $990,000 in net proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $990,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $990,000 in net proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering.



          Management of the Company believes that the Company is not at risk of accumulating such a significant receivable in the future. Management's belief is based upon, among other things, (i) the fact that all receivables outstanding from Medley Refrigeration will be satisfied in their entirety at the closing of the Minimum Offering, (ii) management's intention of expanding operations to unaffiliated parties following the consummation of this offering, (iii) management's confidence in evaluating the credit-worthiness of potential customers and lessees, (iv) the Company's stated policy that following the consummation of this offering, it will not permit receivables from affiliates to exceed, at any time, the lesser of 10% of all of the Company's total assets or $500,000 in the aggregate and (v) the Company's stated policy that following the consummation of this offering, all related party transactions must be on terms no more favorable than otherwise could have been obtained from unrelated parties and approved by a majority of the Company's disinterested directors. See "Certain Transactions."



          For Fiscal 1996, the Company generated net income per common share of $.05 as compared to a net loss per common share of $(.98) for Fiscal 1995. This change in net income per share is primarily the result of the reversal of the $600,000 provision for uncollectible advances to an affiliate discussed above.


     LIQUIDITY AND CAPITAL RESOURCES

          At March 31, 1997, the Company had total assets of $1,839,752 as compared to total assets of $1,794,820 at December 31, 1996. This increase in total assets is primarily attributable to a significant increase in accounts receivable relating to new equipment leases entered into.

          At December 31, 1996, the Company had total assets of $1,794,820, as compared to total assets of $1,258,950 at December 31, 1995. This increase in total assets was primarily due to (i) the Assignment, which resulted in the reversal of the $600,000 estimate for uncollectible advances from an affiliate (Medley Refrigeration) taken during Fiscal 1995 and (ii) the Company's recording approximately $73,000 of additional prepaid expenses directly attributable to this offering.

          At March 31, 1997, the Company had total liabilities of $1,311,688 as compared to total liabilities of $1,232,799 at December 31, 1996. This increase in liabilities was primarily due to increases in declared but unpaid and accrued Convertible Preferred Stock dividends.

          At December 31, 1996, the Company had total liabilities of $1,232,799, an approximate 33% reduction from total liabilities of $1,856,411 at December 31, 1995. This decrease in liabilities is primarily the result of the exchange, during June 1996, by holders of approximately $765,657 principal amount of long term debt of the Company, of this debt into 811,973 shares of Convertible Preferred Stock of the Company. The overall decrease in total liabilities at December 31, 1996 was offset, however, by an approximate $175,000 increase in accounts payable and accrued expenses primarily attributable to $192,675 of accrued but unpaid dividends payable with respect to shares of the Company's Convertible Preferred Stock due to three of the Company's directors and their affiliates and relatives.

          At March 31, 1997, the Company had total stockholder's equity of $528,064 as compared to total stockholder's equity of $562,021 at December 31, 1996.

          At December 31, 1996, the Company had total stockholder's equity of $562,021, an approximate 195% increase from total stockholder's deficit of $(597,461) at December 31, 1995. This significant change in stockholder's equity was primarily the result of the aforementioned exchange, during June 1996, of approximately $765,657 principal amount of long term debt into 811,973 shares of Convertible Preferred Stock.

          The Company's experience in the specialty finance business has historically been conducted with a smaller capital base than will be available to the Company following the consummation of this offering. In order to increase its capital base for further financing, the Company traditionally has resorted to obtaining lines of credit secured by leased equipment, to procuring unsecured borrowings from individual investors and to selling or borrowing against its leases. In this regard, the Company has established relationships with principal sources of financing and has learned the particular focus and requirements of such sources. The Company believes that with the proceeds from this offering, it will be positioned to secure additional lines of credit and traditional bank financings for the purpose of expanding and developing its business. The Company further believes that its expanded business will enable it to pursue service oriented financing activities such as factoring and locating potential equipment lessees and referring them to the Company's financing sources on a fee basis. In addition to such factoring and lease brokering activities, the Company anticipates expanding into more traditional loan origination business segments, including the provision of credit review services, documentation services and loan servicing activities. There can be no assurance, however, that the Company will successfully implement all or a portion of this anticipated expansion.

          The Company is dependent on the proceeds of this offering to finance its ongoing specialty finance business, to commence its anticipated factoring business and to finance its other working capital requirements. The Company anticipates, based on its current proposed plans and assumptions relating to its operations and expansion, that the proceeds of this offering will be sufficient to satisfy the contemplated cash requirements of the Company for approximately 12 months following the consummation of this offering. In the event that the Company's plans change or its assumptions prove to be inaccurate or the proceeds of this offering prove to be insufficient to fund the Company's operations or its expansion (due to unanticipated expenses, delays, problems or otherwise), the Company would be required to seek additional funding. Depending upon the Company's financial strength and the state of the capital markets, the Company may also determine that it is advisable to raise additional equity capital. The Company has no current arrangements with respect to, or sources of, any additional capital, and there can be no assurance that such additional capital will be available to the Company, if needed, on commercially reasonable terms or at all. The inability of the Company to obtain additional capital would have a material adverse effect on the Company and could cause the Company to be unable to implement its business strategy or proposed expansion or to otherwise significantly curtail or cease its operations.

                                       BUSINESS

     GENERAL

          The Company is a specialty finance company which, historically, has been engaged primarily in the financing of (i) dry cleaning equipment to smaller dry cleaning businesses throughout the eastern United States and
     (ii) refrigeration equipment sold or leased by Medley Refrigeration. The Company commenced operations by providing the cost of dry cleaning equipment to new businesses. The Company, typically, would provide capital to acquire the equipment which was then leased to the dry cleaning businesses for amounts which would amortize the loan, repay any interest expense and generate a profit. Since becoming affiliated with Group in September 1993, the Company has also been involved in providing similar lease financing to Medley Refrigeration's customers. Medley Refrigeration is engaged in the provision of refrigeration equipment and services to the food service and hospitality industries and other businesses throughout central and southeastern Florida. The Company has historically utilized its own equity capital for these purposes, as well as loan capital from private investors. More recently, the Company has entered into relationships with banks and institutional lenders to provide the credit necessary to fund such financing operations.


          Prior to Fiscal 1996, the Company focused its marketing efforts primarily on providing financing to creditworthy customers of dry cleaning equipment. Commencing in Fiscal 1996, the Company began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to creditworthy customers of Medley Refrigeration. Such customers tend to be small entities whose asset bases may not be significant enough to attract traditional institutional lenders. Such customers are typically willing to pay a premium in terms of interest rates for convenience and availability of financing.


          During December 1996, Medley Refrigeration and the Company consummated the Assignment, pursuant to which, Medley Refrigeration assigned to the Company all of Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of the refrigeration equipment leases entered into by Medley Refrigeration with its customers. Prior to the Assignment, the Company historically would lend Medley Refrigeration the capital necessary for Medley Refrigeration to either purchase or manufacture refrigeration equipment for its customers. Medley Refrigeration, in turn, would lease this refrigeration equipment to its customers who, as a condition to the lease, would grant the Company a security interest in the leased equipment to collateralize the customer's payment obligations under the equipment lease. As a result of the Assignment, lease payments with respect to a majority of the equipment leases extended to Medley Refrigeration's customers began, and continue, to be payable directly to the Company. In addition, commencing in January 1997, the Company began, and continues, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. This direct financing is essentially accomplished by the Company purchasing the equipment to be leased from Medley Refrigeration. The Company, in turn, then leases this equipment to creditworthy Medley Refrigeration's customers who make lease payments with respect to such equipment directly to the Company. The Company, through the date of this Prospectus, has continued to focus its marketing efforts primarily to customers of Medley Refrigeration. Following the consummation of this offering, however, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

          The Company believes that with the proceeds from this offering, it will be positioned to secure additional lines of credit and traditional bank financings for the purpose of expanding and developing its business. The Company further believes that its expanded business will enable it to pursue service oriented financing activities such as factoring and locating potential equipment lessees and referring them to the Company's financing sources on a fee basis. In addition to such factoring and lease brokering activities, the Company anticipates expanding into more traditional loan origination business segments, including the provision of credit review services, documentation services and loan servicing activities. The Company believes that its current and proposed expanded business activities do not subject it to any existing or proposed lending or licensing regulations or requirements.

          The Company was incorporated under the laws of the State of Delaware on May 2, 1990 under the name Premier Lease Concepts, Inc. In September 1993, Premier Lease Concepts, Inc. was merged into a subsidiary of Group. As part of this Merger, the Company's name was changed to Medley Credit Acceptance Corp.

     EXISTING BUSINESSES

          Financing of Dry Cleaning Equipment

          The Company's principal initial business was the investment of capital in dry cleaning equipment leased to small dry cleaning businesses throughout the eastern United States. Such dry cleaning equipment would typically involve a total cost of between $60,000 to $70,000 and be leased out for a five-year term with the lessee having the option to buy the equipment at the end of the lease term for the fair market value thereof. The internal rate of return of such leases was generally attractive to the Company. Such leases could be refinanced or sold at discount rates substantially less than the return implicit in the lease itself. Such finance discounting was, in most instances, accomplished on a full nonrecourse basis. Due to the decrease, commencing in Fiscal 1995, of dry cleaning equipment financing opportunities, and the general reduction in risk associated with the financing of refrigeration equipment as compared to dry cleaning equipment (primarily due to the significantly reduced cost of refrigeration equipment as compared to dry cleaning equipment), the Company, during Fiscal 1996, began de-emphasizing its dry cleaning equipment business and began concentrating marketing efforts to Medley Refrigeration's customers.

          Refrigeration Equipment Financing

          The Company's financing activities with respect to refrigeration equipment are similar to that employed in its dry cleaning equipment financing business. The cost of refrigeration equipment (generally $6,000 to $10,000), however, is much less than dry cleaning equipment. In addition, the Company's lease terms for refrigeration equipment generally range between 36 to 60 months, without, in many instances, any buy-out option at the end of the lease term. The Company, historically, has financed refrigeration equipment to creditworthy customers of Medley Refrigeration. Following the consummation of this offering, the Company anticipates broadening its leasing efforts to expand to entities unaffiliated with the Company.

          The Company generally performs its own credit checks on potential lessees, including a review of a standard credit application, the verification of bank references and three trade creditor references, the confirmation of business history and the lessee's existence, as well as performing an independent credit check of the potential lessee (TRW, Equifax or CBI).

     PROPOSED MATERIAL NEW BUSINESSES

          Factoring

          One of the principal focuses of the Company's business expansion following the consummation of this offering will be the Company's anticipated entrance into the factoring business, i.e., providing small-to-medium sized, high risk growth companies with capital through the discounted purchase of their accounts receivable. The Company also anticipates making Collateralized Advances to its factoring clients secured by inventory, equipment, real estate and other assets and, on occasion, providing other specialized financing structures which will be designed to satisfy the unique requirements of the Company's clients.

          The Company believes that its factoring business typically will consist of the Company entering into an accounts receivable factoring and security agreement with a client which will (i) obligate the client to sell the Company a minimum amount of accounts receivable each month (or a minimum amount of receivables during the term of the agreement); (ii) usually have a term of not less than six months and, more likely, one year and (iii) be automatically renewable. When making a Collateralized Advance, the Company will enter into such additional agreements with the client and, if appropriate, third parties, as the Company deems necessary or desirable, based on the type(s) of collateral securing the Collateralized Advance. The Company will purchase accounts receivable from its factoring clients at a discount from face value and usually require the client's customers to make payment on the receivables directly to the Company. The Company will almost always reserve the right to seek payment from the client in the event the client's customers fail to make the required payment. To secure all of a client's obligations to the Company, the Company will also take a lien on all accounts receivable of the client (to the extent not purchased by the Company) and, whenever available, blanket liens on all of the client's other assets (some or all of which liens may be subordinate to other liens). When making a Collateralized Advance, the Company will almost always take a first lien on the specific collateral securing the Collateralized Advance. The Company may, on occasion, make Collateralized Advances secured by a subordinate lien position, but only if management of the Company determines that the equity available to the Company in a subordinate position would be adequate to secure the Collateralized Advance. The Company will almost always require personal guaranties (either unlimited or limited to the validity and collectibility of purchased accounts receivable) from each client's principals. Although the Company will obtain as much collateral as possible and usually retain full recourse rights against its clients, clients (and account debtors) may fail and accordingly, there can be no assurance that the collateral obtained and the recourse rights retained (together with personal guaranties) will be sufficient to protect the Company against loss. Moreover, since the Company has very limited prior experience as a factor, there can be no assurance that the Company's expansion into the factoring business will be a profitable, or economically prudent, venture.

          Lease Brokering Activities

          Following the consummation of this offering, the Company also intends to consider expanding its operations to include lease brokering. At this date, however, the Company has no specific plans, arrangements or agreements relating to future lease brokering activities. In this regard, the Company believes that the customer base of the Company, Medley Refrigeration and their affiliates may be receptive to other types of financing in addition to those utilized in the acquisition of refrigeration equipment. These types of specialty financing arrangements may include leases for equipment in which other lessors (unaffiliated with the Company) or banks and finance companies known to the Company specialize. The Company believes, based upon what it believes to be generally accepted market terms, that these other lessors, banks and finance companies would be willing to pay the Company between two to four percentage points of the total loan in consideration for the Company's referring such financing opportunity to such lender. The Company is not presently a party to any agreement or understanding with respect to any proposed lease brokering activities. Nonetheless, lease brokering activities are attractive to the Company because they may be pursued with limited to no involvement of capital. In addition, such referrals generally do not include customary credit analysis procedures and normally do not involve residual liability.

     COMPETITION

          The factoring and financing of equipment businesses are highly fragmented. The Company competes, and in the future, will compete for customers with a number of national, regional and local finance and factoring companies, including those which, like the Company, specialize in particular segments of the overall market. In addition, the Company's competitors include, and will include, those equipment manufacturers which finance the sale or lease of their products themselves, other traditional types of financial services companies, such as commercial banks and savings and loan associations, and conventional leasing and factoring companies. Although the Company believes that it currently maintains a competitive advantage on the basis of its convenience-oriented financing and value-added services, many of the Company's competitors and potential competitors possess substantially greater financial, marketing, and operational resources. Moreover, the Company's future profitability will be directly related to the Company's ability to access capital funding and to obtain favorable funding rates as compared to the capital and costs of capital available to its competitors. Accordingly, there can be no assurance that the Company will be able to continue to compete successfully in its targeted markets.

     EMPLOYEES

          The Company plans to operate with as few employees as possible. The Company currently engages four full-time employees and anticipates hiring three additional full-time employees following the consummation of this offering. The Company believes that these three new employees will be necessary as a result of the Company's anticipated expansion into the factoring business.

     PROPERTIES

          The Company currently owns no real property and conducts its business from facilities leased by Medley Refrigeration. The Company pays Medley Refrigeration $15,000 per year to cover the Company's allocated rental and common expense charges with respect to the facility encompassing the Company's offices. The Company believes this facility is well maintained and adequate to meet the Company's needs for the foreseeable future.

                                      MANAGEMENT

     DIRECTORS AND EXECUTIVE OFFICERS

          The directors and executive officers of the Company are as follows:

          NAME                        AGE      POSITION(S) WITH THE COMPANY
          ----                        ---      ----------------------------

          Robert D. Press             33       President, Chief Executive
                                               Officer, Treasurer

          Steven L. Edelson           49       Chairman of the Board and
                                               Secretary

          Steven Dreyer               54       Director

          Maynard Hellman             52       Director


          Robert D. Press has served as the President, Chief Executive Officer, Treasurer and a Director of the Company since its inception in September 1993. Mr. Press devotes substantially all of his business time and efforts to the affairs of the Company. From June 1990 to August 1993, Mr. Press served as President of Premier Lease Concepts, Inc., the Company's predecessor. In addition, since 1989, Mr. Press has served as President of Performance Capital Management, a holding company with interests in brokerage and investment management, and as President of Group since October 1992. Mr. Press has also served as a licensed registered representative of the Underwriter since 1991. Mr. Press holds a B.A. degree in Economics from Brandeis University. From 1984 to 1986, Mr. Press worked as a full-time trading systems consultant to several major Wall Street firms, including The Longview Group. In 1986, Mr. Press joined Chemical Bank, N.A. ("Chemical Bank") as an internal consultant in trading and capital markets, and later in 1986, Mr. Press joined in the formation of Chemical Bank's Interest Rate Arbitrage trading group, of which Mr. Press became the principal trader responsible for the global trading and investment decisions of a multi-billion dollar portfolio. Mr. Press holds the Series 7 and 63 professional securities licenses.

          Steven L. Edelson has served as the Chairman of the Board and Secretary of the Company since its inception. Mr. Edelson devotes only such business time and efforts to the affairs of the Company as is necessary for Mr. Edelson to fulfill his fiduciary duties as Chairman of the Board of the Company. From June 1990 to August 1993, Mr. Edelson served as Chairman of the Board of Premier Lease Concepts, Inc. In addition, Mr. Edelson has served as Chairman of the Board of Performance Capital Management and of Group since 1991 and 1992, respectively.
     Pursuant to a management agreement between Performance Capital Management and the Underwriter, Mr. Edelson serves as a licensed securities principal of the Underwriter, responsible for supervising the day to day operations and affairs of the Underwriter. Mr. Edelson holds an M.B.A. degree in Finance from the University of Chicago and a B.A. degree in Economics from the Wharton School of the University of Pennsylvania. Mr. Edelson has extensive Wall Street experience including serving as a Bond Trader at Goldman Sachs and Co. and at Salomon Brothers from 1973 to 1975 and 1975 to 1977, respectively. Mr. Edelson also served as Vice President of Bond Trading at The Chase Manhattan Bank, N.A. from 1977 to October 1979 and as Managing Director and Department Head for Trading and Distribution of several major areas, including Bond Trading, at Chemical Bank from October 1979 to October 1989. Mr. Edelson holds the Series 7 and 63 professional securities licenses and the Series 24 securities principal's license.

          Maynard J. Hellman has served as a Director of the Company since January 1997. Since January 1988, Mr. Hellman has served as managing partner of the Coral Gables, Florida based law firm of Hellman & Maas. From 1983 until 1988, Mr. Hellman was engaged in the private practice of law and prior thereto, Mr. Hellman served as a partner in the Miami, Florida law firm of Gilbert, Silverstein and Hellman. Mr. Hellman holds a J.D. degree from the University of Miami School of Law and a B.B.A. degree in Accounting from the University of Miami School of Business Administration.

          Steven Dreyer has served as a Director of the Company since January 1997. Since 1989, Mr. Dreyer has served as President of Cryntel Enterprises Ltd., a Florida based company engaged in the manufacture and marketing of Far Eastern made floor tiles and other home improvement products. From 1981 to 1988, Mr. Dreyer served as Chief Executive Officer of Cyntec Trading Company, a London, England based company engaged in the manufacture and marketing of Asian made floor covering products. Mr. Dreyer holds a B.A. degree from the University of California at Northridge.

          The Company's Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Directors currently receive no compensation for serving on the Board of Directors or any committee thereof other than reimbursement of reasonable expenses incurred in attending meetings. In the future, it is intended that non-employee Directors will receive a fee of $500 for attendance at each Board of Directors (or committee) meeting. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

          No family relationships exist among any of the Company's Directors and officers. Moreover, no arrangement or understanding exists between any of the Company's Directors and officers and any other person pursuant to which any Director or officer was elected as a Director or officer of the Company.

     EXECUTIVE COMPENSATION

          During Fiscal 1996, the Company did not pay any cash remuneration to any of its executive officers. Moreover, no bonus or other form of remuneration was paid by the Company to its executive officers during Fiscal 1996. The Company, however, is party to employment contracts with each of Messrs. Press and Edelson, the Company's President and Chairman of the Board, respectively. The following table summarizes the aggregate annual compensation to be payable by the Company to its President and Chairman of the Board effective upon the consummation of this offering:

                                  CAPACITY IN
     NAME OF INDIVIDUAL          WHICH SERVED          AGGREGATE COMPENSATION
     ------------------          ------------          ----------------------
     Robert D. Press               President                $60,000 (1)

     Steven L. Edelson        Chairman of the Board         $30,000 (1)


     --------------
     (1) Pursuant to the terms of Messrs. Press' and Edelson's employment agreements with the Company, this compensation will not begin to accrue until the Company consummates this offering. During Fiscal 1996, Messrs. Press and Edelson did not, nor were they entitled to, receive any remuneration from the Company. In addition, the Company and Performance Capital Management are parties to a Management Agreement pursuant to which, among other things, Performance Capital Management provides the Company with certain financial and managerial assistance in consideration for a management fee (the "Management Fee") of $15,000 per annum for Fiscal 1996, increasing to $90,000 per annum effective upon the consummation of this offering. Messrs. Press and Edelson, the President and Chairman of the Board of the Company, respectively, control Performance Capital Management. The aggregate compensation set forth in the above table does not include any portion of the Management Fee that may be attributable to Mr. Press or Mr. Edelson, as the case may be, as a result of his affiliation with
          Performance Capital Management.    See "--Employment Agreements" and
          "Certain Transactions."

     EMPLOYMENT AGREEMENTS

          The Company has entered into employment agreements with each of Messrs. Press and Edelson pursuant to which, among other things, Messrs. Press and Edelson have agreed to serve as President and Chairman of the Board, respectively, of the Company. Each of Messrs. Press' and Edelson's employment agreement provides that no compensation accrues or is payable thereunder until the Company consummates its initial public offering (as defined therein). Upon consummation of the Company's initial public offering, Messrs. Press and Edelson will begin earning salaries at the rates of $60,000 and $30,000 per annum, respectively. These employment agreements expire on December 31, 1997 (subject to early termination provisions), provided, however, that such agreements will automatically renew for successive one-year terms commencing on December 31 of each year if no formal notice of termination has been provided. Messrs. Press and Edelson are also entitled to participate in medical, stock option, pension and other benefit plans that the Company may establish from time to time for the benefit of its employees generally.

          Messrs. Press' and Edelson's employment agreements are terminable by the Company for cause (i.e., conviction of a felony, willful misconduct, dishonesty or material breach of the agreement) at any time or in the event that Messrs. Press or Messrs. Edelson, as the case may be, becomes disabled and, as a result, is unable to perform his duties under his employment agreement for more than three consecutive months or for more than five months during any 12-month period. In addition, each of Messrs. Press and Edelson has agreed that during the term of his employment with the Company, and for a period of two years thereafter, he will not compete or engage in a business competitive with the business of the Company.

     STOCK OPTION PLAN

          On January 9, 1997, the Company adopted a stock option plan (the "Stock Option Plan"). The Stock Option Plan has 500,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended, or (ii) non-qualified options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock and/or Warrants. As of the date of this Prospectus, no options have been granted under the Stock Option Plan.

          The purpose of the Stock Option Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The Stock Option Plan is administered by the Board of Directors or, at the Board's discretion, by a committee which is appointed by the Board to perform such function (the "Committee"). The Board or the Committee, as the case may be, within the limitations of the Stock Option Plan, determines, among other things, when to grant options, the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options. ISOs granted under the Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the Stock Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). Options granted under the Stock Option Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

                                PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information as of the date of this Prospectus and as adjusted to reflect the sale (i) by the Company of a minimum of 1,000,000 shares of Common Stock offered hereby and a maximum of 1,400,000 shares of Common Stock offered hereby and (ii) by the Selling Stockholder of 200,000 shares of Common Stock offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% percent of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers of the Company as a group.

                                    AMOUNT AND NATURE  AMOUNT AND NATURE
                                      OF BENEFICIAL      OF BENEFICIAL
           NAME AND ADDRESS OF       OWNERSHIP BEFORE   OWNERSHIP AFTER
            BENEFICIAL OWNER           OFFERING(1)        OFFERING(1)
            ----------------           -----------        -----------
     Medley Group, Inc.
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . . 1,500,000(3)         1,300,000(3)

     Robert D. Press
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . . 1,819,189(3)(4)      1,619,189(3)(4)

     Steven L. Edelson
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . . 2,067,160(3)(5)      1,867,160(3)(5)

     Steven Dreyer . . . . . . . .    20,154(6)            20,154(6)

     Maynard Hellman . . . . . . .   150,000(7)           150,000(7)

     All directors and
     officers as a
     group (four persons)  . . . . 2,556,503(3)(4)(5)   2,356,503(3)(4)(5)
                                            (6)(7)               (6)(7)


                                                PERCENTAGE OF
                                           OUTSTANDING SHARES OWNED
                                      --------------------------------------
                                                AFTER MINIMUM  AFTER MAXIMUM
           NAME AND ADDRESS OF         BEFORE      OFFERING       OFFERING
            BENEFICIAL OWNER          OFFERING       (2)            (2)
            ----------------          --------  -------------  -------------
     Medley Group, Inc.
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . .     89.3%         49.1%        42.6%

     Robert D. Press
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . .     91.7%         54.8%        48.3%

     Steven L. Edelson
     10910 N.W. South River Drive
     Miami, Florida 33178  . . . .     92.6%         58.3%        51.8%

     Steven Dreyer . . . . . . . .      1.2%             *            *

     Maynard Hellman . . . . . . .      8.9%          5.7%         4.9%

     All directors and
     officers as a
     group (four persons)  . . . .    100.0%         66.8%        60.0%

     --------------
     *    Represents less than 1%.
     (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise or conversion of options, warrants or other convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from the date of this Prospectus have been exercised or converted. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

     (2) Does not include (i) 1,200,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Minimum Offering is sold or 1,600,000 shares of Common Stock reserved for issuance upon the exercise of Warrants in the event the Maximum Offering is sold and (ii) 500,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Company's Stock Option Plan.

     (3) Messrs. Press and Edelson, the President and Chairman of the Board, respectively, of the Company, may be deemed to be the control persons of Medley Group, Inc., and, as such, may be deemed to beneficially own all of the Common Stock of the Company beneficially owned by Medley Group, Inc.
     (4) 15,000 of these shares will be redeemed by the Company, at the redemption price of $5.50 per share, concurrently with the closing of the Minimum Offering. Includes 142,500 shares of Common Stock issuable upon the exercise of certain warrants; these warrants are exercisable at any time on or prior to September 30, 2000 at an exercise price of $1.50 per share. Also includes 161,689 shares of Common Stock issuable upon the conversion of 755,895 shares of Convertible Preferred Stock owned by Mr. Press.
     (5) 15,000 of these shares will be redeemed by the Company, at the redemption price of $5.50 per share, concurrently with the closing of the Minimum Offering. Includes 142,500 shares of Common Stock issuable upon the exercise of certain warrants; these warrants are exercisable at any time on or prior to September 30, 2000 at an exercise price of $1.50 per share. Also includes 409,660 shares of Common Stock issuable upon the conversion of 1,915,160 shares of Convertible Preferred Stock owned by Mr. Edelson.
     (6) Represents (i) 5,625 shares of Common Stock issuable upon the exercise of certain warrants owned by Tile's International, an entity controlled by Mr. Dreyer; these warrants are exercisable at any time on or prior to September 30, 2000 at an exercise price of $1.50 per share and (ii) 14,529 shares of Common Stock issuable upon the conversion of 67,925 shares of Convertible Preferred Stock owned by Mr. Dreyer.

     (7) Does not include 1,000,000 shares of Common Stock issuable upon the exercise of certain warrants owned by Mr. Hellman. These warrants are identical to the Warrants being offered hereby except that the exercise price of the warrants owned by Mr. Hellman is $5.00 per share.



                                 CERTAIN TRANSACTIONS

          Prior to December 1996, the Company, generally, provided equipment lease financing to customers of Medley Refrigeration. Essentially, the Company would lend Medley Refrigeration the capital necessary for Medley Refrigeration to lease equipment owned by it to its customers. These customers, in turn, would make lease payments to Medley Refrigeration. These advances were historically recorded on the Company's financial statements as an intercompany receivable due from Medley Refrigeration. As an accommodation to the Company, Medley Refrigeration would cause its customers to grant the Company a security interest in the equipment leased to them to secure lease payments from customers. At December 31, 1995, the intercompany receivable due from Medley Refrigeration was approximately $1,350,000.

          During December 1996, the Company and Medley Refrigeration consummated the Assignment, pursuant to which, Medley Refrigeration's rights to receive revenues from, and rights of collection with respect to, a majority of Medley Refrigeration's equipment leases with its customers were assigned to the Company. The present value of the revenue stream underlying the Assignment was approximately $652,000 at the time of the Assignment.

          During January 1997, the Medley Refrigeration intercompany receivable was further reduced by $237,000 as a result of Medley Refrigeration paying the Company $200,000 in cash and transferring to the Company $37,000 of refrigeration equipment. The Company used this refrigeration equipment to directly enter into new refrigeration equipment leases with customers of Medley Refrigeration. This direct lease financing was essentially accomplished by the Company purchasing the equipment to be leased from Medley Refrigeration. The Company, in turn, then leased this equipment to creditworthy Medley Refrigeration customers who are required to make lease payments with respect to such equipment directly to the Company. The Company continues, on a regular basis, to finance refrigeration equipment leases directly with Medley Refrigeration's customers. The equipment underlying these leases has been, and will continue to be, provided by Medley Refrigeration. The intercompany receivable due the Company from Medley Refrigeration has been, and will continue to be, reduced by the sum of all lease payments received with respect to these equipment leases. At March 31, 1997, the intercompany receivable due to the Company from Medley Refrigeration was approximately $1,000,000.

          Group and the Company are parties to an agreement pursuant to which, among other things, Group, on behalf of Medley Refrigeration, will remit to the Company, at the closing of the Minimum Offering, the $990,000 in net proceeds generated from Group's sale of its 200,000 shares of Common Stock in the Minimum Offering. This $990,000 will be paid to the Company to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group, pursuant to the Escrow Agreement controlling the disbursement of subscription proceeds at the closing of the Minimum Offering, has authorized the Escrow Agent to remit directly to the Company, concurrently with the closing of the Minimum Offering, the $990,000 in net proceeds then held in escrow attributable to Group's sale of its 200,000 shares of Common Stock in the Minimum Offering.

          During June 1996, the Company offered holders of approximately $951,590 principal amount of unsecured notes of the Company (of which Steven Dreyer, a Director of the Company, held approximately $50,788 of these notes) the opportunity to exchange their notes into shares of the Company's Convertible Preferred Stock. Noteholders, including Mr. Dreyer, converted approximately $765,657 principal amount of notes into 811,973 shares of Convertible Preferred Stock. Mr. Dreyer was issued 54,338 shares of Convertible Preferred Stock pursuant to this exchange offer.

          Concurrently, in June 1996, the Company offered Messrs. Robert Press and Steven Edelson, President and Chairman of the Board, respectively, of the Company, the opportunity to exchange their shares of 13 1/2% preferred stock of the Company then owned by them, having an aggregate liquidation value of $1,643,726, into shares of Convertible Preferred Stock. Messrs. Press and Edelson exchanged all of their shares of 13 1/2% preferred stock for an aggregate of 2,136,844 shares of Convertible Preferred Stock (604,717 shares to Mr. Press and 1,532,127 shares to Mr. Edelson).

          The Company and Performance Capital Management, a company controlled by Messrs. Press and Edelson, are parties to a Management Agreement pursuant to which, among other things, Performance Capital Management provides the Company with certain financial and managerial assistance in consideration for a Management Fee of $30,000 for Fiscal 1995, $15,000 for Fiscal 1996 and $90,000 per year following the consummation of this offering. Under this Agreement, representatives of Performance Capital Management (specifically, Messrs. Press and Edelson) render business and financial counsel, guidance and managerial assistance to the Company while also serving as directors of the Company and, in Mr. Press' case, as President of the Company. Mr. Press devotes substantially all of his business time and efforts to the affairs of the Company, while Mr. Edelson devotes only such time to the business and affairs of the Company as is necessary for Mr. Edelson to satisfy his fiduciary obligations as Chairman of the Board of the Company. This Agreement expires on December 31, 1997 but is automatically renewable for successive one year terms if no formal notice of termination has been provided.

          From June 1, 1996 through March 31, 1997, Messrs. Press and Edelson loaned the Company $58,218 and $47,018, respectively. These loans were made to the Company in order to permit the Company to satisfy its operating expenses in connection with, and in anticipation of, this offering. These loans bear interest at the rate of 12% per annum, with a balloon payment of principal and accrued interest due by August 2, 1999. The Company intends to repay these loans (Messrs. Press and Edelson have each agreed to waive interest payments under these loans) with a portion of the proceeds from this offering. In connection with their making these loans, the Company issued to each of Messrs. Press and Edelson warrants to purchase up to 142,500 shares of Common Stock. These warrants are exercisable at any time on or prior to September 30, 2000, at an exercise price of $1.50 per share.

          From June 1, 1996 to March 31, 1997, Performance Capital Management loaned the Company $21,000. This loan bears interest at the rate of 12% per annum with a balloon payment of principal and accrued interest due by August 2, 1999.

          From June 1, 1996 to March 31, 1997, Tile's International ("Tiles"), a company controlled by Steven Dreyer, loaned the Company $100,000, of which approximately $81,321 was outstanding at March 31, 1997. This loan bears interest at the rate of 13 1/2% per annum, requires monthly payments of principal and interest and matures in November 1998. The Company intends to satisfy $14,333.10 of this loan (which sum includes accrued and unpaid interest) with a portion of the proceeds from this offering. In connection with the loans made to the Company by Tiles, the Company issued to Tiles warrants to purchase up to 5,625 shares of Common Stock. These warrants are exercisable at any time prior to September 30, 2000, at an exercise price of $1.50 per share.


          In December 1996, the Company sold Maynard Hellman, a director of the Company, in consideration for $100,000, warrants to purchase up to 1,000,000 shares of Common Stock of the Company. These warrants are identical to the Warrants being offered hereby except that the exercise price of the Warrants owned by Mr. Hellman is $5.00 per share.


          The Company will utilize $165,000 from this offering to redeem, at a price of $5.50 per share, an aggregate of 30,000 shares of Common Stock owned by Messrs. Press and Edelson. These shares were transferred and assigned by Group to Messrs. Press and Edelson in January 1996 in consideration for services performed by them on behalf of the Company.


          Following the consummation of this offering, the Company will require all agreements and arrangements involving it and the Underwriter, Performance Capital Management or any other related party, including the Company's officers, directors and 5% or greater stockholders to be (i) negotiated, to the extent possible, on an arm's-length basis, (ii) on terms no more favorable to the party other than the Company thereto than otherwise could be obtained from an unaffiliated party and (iii) approved by a majority of the disinterested directors of the Company. In addition, the Company has agreed that following the closing of the Minimum Offering and the concurrent satisfaction by Group, on behalf of Medley Refrigeration, of all receivables then outstanding from Medley Refrigeration to the Company, the Company will not permit receivables from affiliates to exceed, at any time, the lesser of 10% of all of the Company's total assets or $500,000 in the aggregate and that any loans to the Company's officers, directors, 5% or greater stockholders or affiliates will be for bona fide business purposes only and approved by a majority of the Company's disinterested directors. To date, all transactions between the Company and its officers, directors and greater than 5% stockholders have been on terms no more favorable to such officers, directors and stockholders as otherwise could be obtained from unaffiliated parties.



                              DESCRIPTION OF SECURITIES

     GENERAL


          The Company is authorized to issue 15,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Prospectus, there were 1,680,000 shares of Common Stock issued and outstanding, and 2,958,817 shares of preferred stock issued and outstanding. All such preferred stock is Convertible Preferred Stock, the only series of preferred stock outstanding as of the date of this Prospectus.


     COMMON STOCK

          The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive ratably dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are (and the shares of Common Stock offered hereby, when issued in exchange for the consideration set forth in this Prospectus, will be) fully paid and nonassessable.

     PREFERRED STOCK

          The Company is authorized to issue preferred stock in one or more series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock and, in certain instances, could adversely affect the market price of such stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.


          In June 1996, the Company authorized and issued an aggregate of 2,958,817 shares designated as Series A 10% Convertible Preferred Stock. There is not authorized or outstanding, as of the date of this Prospectus, any other series of preferred stock of the Company. The Convertible Preferred Stock accrues dividends, payable quarterly (to the extent legally sufficient funds are then available to the Company), at an annual rate of $.10 per share. All regularly declared but unpaid dividends cumulate. If the Company, for whatever reason, fails to pay the regular quarterly dividend with respect to the Convertible Preferred Stock for four consecutive quarters, the holders of the Convertible Preferred Stock, voting separately as a class, shall be entitled to elect one designee to the Company's Board of Directors. Holders of shares of Convertible Preferred Stock are not otherwise entitled to vote on any matters affecting the Company or its stockholders, except as may be required by law.

          The Convertible Preferred Stock is entitled to a $1.00 per share liquidation preference (together with all accrued and unpaid dividends) over the Company's Common Stock in the event of dissolution of the Company. After the satisfaction of all indebtedness of the Company, holders of Convertible Preferred Stock would then receive any remaining assets in priority to holders of the Company's Common Stock.

          Holders of the Convertible Preferred Stock shall have the right, effective at any time following the closing of the Minimum Offering, to convert any or all of such holder's shares of Convertible Preferred Stock into shares of Common Stock of the Company at the initial public offering price for the Common Stock being offered hereby ($5.50 per share) less a 15% discount, or approximately $4.68 per share (the "conversion price"). The number of shares of Common Stock issuable upon conversion shall be determined by dividing the aggregate liquidation value ($1.00 per share) of all shares of Convertible Preferred Stock being converted (together with the amount of all accrued and unpaid dividends with respect to such shares) by the conversion price for such shares.


          The Company has the unilateral right, commencing on June 1, 2001 (the "anniversary date"), to redeem all or any shares of Convertible Preferred Stock at the redemption price of $1.00 per share (together with the amount of all accrued and unpaid dividends with respect to such shares) if the average closing price for shares of the Company's Common Stock for the 20 consecutive trading days immediately preceding the anniversary date exceeds the conversion price by 20% (approximately $5.62 per share).


     REDEEMABLE WARRANTS


          Each Warrant offered hereby entitles the registered holder thereof (the "Warrant Holders") to purchase, commencing one year following the date of this Prospectus, one share of Common Stock at a price of $5.75, subject to adjustment in certain circumstances, until 5:00 p.m., Eastern time, on ( ), 2002 (five years following the date of this Prospectus). The Warrants will be separately transferable immediately upon issuance. The exercise price for the Warrants has been set below the proposed initial public offering price since purchasers of Warrants are bearing an economic risk because the Warrants are not exercisable for the one year period from the date of this Prospectus.


          The Warrants are redeemable by the Company, upon the consent of the Underwriter, at any time after ( ), 1998 (one year following the date of this Prospectus), upon notice of not less than 30 days at a price of $.15 per Warrant, provided that the closing bid quotation of the Common Stock on all 25 of the trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $8.25, subject to adjustment) of the initial offering price of
     the Common Stock offered hereby.   The Warrant Holders shall have the right
     to exercise their Warrants until the close of business on the date fixed for redemption. The Warrants will be issued in registered form under a warrant agreement by and among the Company, American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), and the Underwriter (the "Warrant Agreement"). The exercise price and number of shares of Common Stock issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Warrants. Reference is made to the Warrant Agreement (which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions of the Warrants.

          The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the Warrant Agent for the number of Warrants being exercised. Warrant Holders do not have the rights or privileges of holders of Common Stock until their Warrants are exercised.

          No Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that it will be able to do so.

          No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant Holder exercises all Warrants then owned of record by him, the Company will pay such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

     INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          The General Corporation Law of Delaware (the "DGCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and
     (iv) for any transaction from which the director derives an improper personal benefit. The Company's certificate of incorporation provides for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the DGCL. In addition, the certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligence or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The certificate of incorporation also provides that the Company shall, to the full extent permitted by the DGCL, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     ANTI-TAKEOVER PROVISIONS

          The Company is subject to certain anti-takeover provisions under
     Section 203 of the DGCL. In general, under Section 203, a Delaware corporation may not engage in any business combination with any "interested stockholder" (a person that owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock), for a period of three years following the date such stockholder became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions imposed by Section 203 will not apply to a corporation if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by this Section or the corporation by action of its stockholders holding a majority of outstanding stock adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

          The Company has not elected not to be governed by Section 203, and upon consummation of this offering and the listing of the Common Stock and Warrants on NASDAQ, the restrictions imposed by Section 203 will apply to the Company. Such provision could have the effect of discouraging, delaying or preventing a takeover of the Company, which could otherwise be in the best interest of the Company's stockholders, and have an adverse effect on the market price for the Company's Common Stock and/or Warrants.

     TRANSFER AGENT AND WARRANT AGENT

          The transfer agent for the Common Stock and the Warrant Agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

     REPORTS TO SECURITYHOLDERS

          The Company will furnish to its securityholders annual reports containing audited financial statement and such unaudited interim reports as it deems appropriate. Contemporaneously with the commencement of this offering, the Company intends to register its Common Stock and Warrants with the Commission pursuant to the provisions of Section 12(g) promulgated under the Exchange Act. In accordance therewith, the Company will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.


                           SHARES ELIGIBLE FOR FUTURE SALE


          Upon the consummation of this offering, the Company will have 2,650,000 shares of Common Stock outstanding if the Minimum Offering is sold and 3,050,000 shares of Common Stock outstanding if the Maximum Offering is sold, assuming no exercise of the Warrants or any other outstanding warrant or the issuance of any shares of Common Stock underlying shares of the Company's Convertible Preferred Stock. At that time, only the 1,000,000 shares being offered by the Company hereby in the event the Minimum Offering is sold (the Selling Stockholder is offering 200,000 shares), and the 1,400,000 shares being offered by the Company hereby in the event the Maximum Offering is sold (the Selling Stockholder is offering 200,000 shares), will be freely tradable without restriction or further registration under the Securities Act. The remaining 1,400,000 shares, in either instance, will be deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and, as such, may, subject to the contractual restrictions described below, only be sold pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations, described below, of Rule 144 promulgated under the Securities Act. None of such "restricted" securities will be eligible for sale under Rule 144 prior to December 1997.


          In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

          Group, which is controlled by Messrs. Press and Edelson, the President and Chairman of the Board, respectively, of the Company, beneficially owns, as of the date of this Prospectus, 1,500,000 shares of Common Stock of the Company. Group is selling, as part of the Minimum Offering, 200,000 shares of Common Stock. Upon the closing of the Minimum Offering, and Group's concurrent receipt of the approximate $990,000 in net proceeds from the sale of its 200,000 shares, Group will cause Medley Refrigeration to satisfy, in their entirety, all receivables then outstanding from Medley Refrigeration to the Company. Group has otherwise agreed not to sell or dispose of any of its shares for a period of six months from the date of this Prospectus without the prior written consent of the Underwriter. In addition, each holder of Convertible Preferred Stock has agreed not to sell or otherwise dispose of any shares of Common Stock issuable upon conversion of such Convertible Preferred Stock for a period of six months from the date of this Prospectus without the prior written consent of the Underwriter.

          Moreover, Group and the Underwriter have agreed that Group, with respect to 800,000 of the shares of Common Stock which it will own upon the consummation of this offering (the "Affected Shares") will not sell such Affected Shares during the 36-month period following the consummation of this offering unless certain Common Stock target prices and other conditions are met. Specifically, Group has agreed that the first block of 200,000 Affected Shares will not be eligible for sale unless, for any ten trading day period within 20 consecutive trading days commencing upon the consummation of this offering, the closing bid price for shares of the Company's Common Stock equals or exceeds $5.50 per share. Following the first sale of any portion of the first block of 200,000 Affected Shares, Group must wait 180 days before a second block of 200,000 Affected Shares will be eligible for sale, provided that for any ten trading day period within 20 consecutive trading days during this 180 day period, the closing bid price for shares of the Company's Common Stock equals or exceeds $5.75 per share. Following the first sale of any portion of the second block of 200,000 Affected Shares, Group must wait another 180 days before a third block of 200,000 Affected Shares will be eligible for sale, provided that for any ten trading day period within 20 consecutive trading days during this 180 day period, the closing bid price for shares of the Company's Common Stock equals or exceeds $6.75 per share. Following the first sale of any portion of the third block of 200,000 Affected Shares, Group must wait another 180 days before a third block of 200,000 Affected Shares will be eligible for sale, provided that for any ten trading day period within 20 consecutive trading days during this 180 day period, the closing bid price for shares of the Company's Common Stock equals or exceeds $8.00 per share. Each of the foregoing 180 day periods will extend longer, if necessary, for the target prices to be achieved. All of the Affected Shares become eligible for sale, irrespective of historical Common Stock closing bid prices, following the 36-month anniversary of the consummation of this offering.



          In addition, Group shall be free to sell any or all of its Affected Shares, irrespective of historical Common Stock closing bid prices, in any transaction with an unaffiliated third party which transaction results in the sale of all or substantially all of the outstanding Common Stock of the Company or the merger or reorganization of the Company with another entity and the Company is not the surviving corporation to such merger or reorganization, provided that such transaction is approved by a majority of the unaffiliated stockholders of the Company. The foregoing exception shall also apply if an unaffiliated third person makes a tender offer for shares of Common Stock. The Underwriter, at its option from time to time, may also waive the foregoing restrictions and permit Group to sell Affected Shares, irrespective of historical closing bid prices if, in the Underwriter's opinion, the sale by Group in a "block transaction" to the Underwriter or another member of the NASD is necessary in order to prevent any member of the NASD from dominating and controlling greater than 70% of the outstanding Common Stock or permitting such NASD member to become, or maintain its status as, a market maker in the Common Stock, so that the Company's Common Stock continues to be eligible for inclusion on the Nasdaq Stock Market.


          Prior to this offering, there has been no market for the Common Stock or Warrants and no prediction can be made as to the effect, if any, that public sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Common Stock and the Warrants prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and the Warrants and could impair the Company's ability in the future to raise additional capital through the sale of its equity securities.

                                     UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriter has agreed to use its best efforts to offer a minimum of 1,200,000 shares of Common Stock (1,000,000 of which will be sold by the Company and 200,000 of which will be sold by the Selling Stockholder) and 1,200,000 Warrants and a maximum of 1,600,000 shares of Common Stock (1,400,000 of which will be sold by the Company and 200,000 of which will be sold by the Selling Stockholder) and 1,600,000 Warrants to the public. The first 1,200,000 shares of Common Stock (which includes the 200,000 shares being sold by the Selling Stockholder) and 1,200,000 Warrants will be offered on a "best efforts all-or-none" basis at a purchase price of $5.50 per share of Common Stock and $.15 per Warrant. If the first 1,200,000 shares of Common Stock and 1,200,000 Warrants are sold, the offering will continue on a "best efforts" basis up to 1,600,000 shares of Common Stock and 1,600,000 Warrants. The Underwriter has made no commitment to purchase any of the Common Stock or Warrants offered hereby. The Underwriter has agreed to use its best efforts to find purchasers for the Common Stock and Warrants offered hereby within a period of 30 days from the date of this Prospectus, subject to an extension by mutual agreement for an additional period of 30 days. The Underwriter will promptly send to each subscriber who subscribes to this offering a confirmation of the subscriber's purchase of Common Stock and/or Warrants with instructions to forward their funds to the Underwriter. Subscribers' checks shall be made payable to the Escrow Agent and the Underwriter (and Broker Dealers participating in this offering) will transmit subscribers' checks directly to the Escrow Agent by noon of the next business day after receipt. All proceeds raised in this offering will be deposited by the Underwriter in an escrow account maintained at SunTrust Bank, South Florida, N.A., the Escrow Agent for the Company. If the Minimum Offering is not achieved and the offering is canceled, all subscriptions held in the escrow account will be returned without interest or deduction.

          The Common Stock and Warrants will be sold on a fully paid basis only. Certificates representing shares of Common Stock and Warrants will be issued to subscribers only if the proceeds from the sale of at least 1,200,000 shares of Common Stock and 1,200,000 Warrants are released to the Company. Until such time as the funds have been released by the Escrow Agent, such subscribers will not be deemed stockholders or warrantholders.


          The Underwriter has advised the Company that it proposes to offer the Common Stock and Warrants to the public at the public offering prices set forth on the cover page of this Prospectus. The Underwriter may allow to certain Broker Dealers who are members of the NASD concessions not in excess of $.385 per share of Common Stock and $.0105 per Warrant.



          The Company has agreed to pay to the Underwriter a nonaccountable expense allowance of 1.9% of the gross proceeds of this offering, none of which has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.


          Mr. Steven L. Edelson, Chairman of the Board of the Company, also serves as a licensed securities principal of the Underwriter, responsible for the day to day affairs and operations of the Underwriter. As such, the Underwriter may be deemed to be an affiliate of the Company. As a consequence of this affiliation, the Underwriter will provide a market making prospectus in connection with its aftermarket transactions and this offering is being conducted in accordance with the applicable provisions of
     Section 2720 of the NASD Rules of Conduct. Accordingly, the initial public offering prices for the Common Stock and Warrants offered hereby can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. The NASD requires that the "qualified independent underwriter" (i) be an NASD member experienced in the securities or investment banking business, (ii) not be an affiliate of the issuer of the securities and (iii) agree to undertake the responsibilities and liabilities of an underwriter under the Securities Act. In accordance with this requirement, Lew Lieberbaum & Co., Inc. ("Lieberbaum") is serving as qualified independent underwriter in this offering. Lieberbaum has assumed the responsibilities of acting as qualified independent underwriter in pricing the Offering, has performed due diligence with respect to the information contained herein and has participated in preparing the Registration Statement. In its role as qualified independent underwriter, Lieberbaum will receive an aggregate fee from the Underwriter of $65,000, $10,000 of which has been paid and $55,000 of which is to be paid upon consummation of the Minimum Offering.

          The Company has also agreed, in connection with the exercise of the Warrants pursuant to solicitation (commencing one year from the date of this Prospectus), to pay to the Underwriter a fee of 5% of the exercise price for each Warrant exercised; provided, however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of the Common Stock at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of Warrants at the time of exercise; (iv) the exercise of the Warrants is unsolicited; and (v) the solicitation of exercise of the Warrants was in violation of Rule 10b-6 promulgated under the Exchange Act. Holders of Warrants will be required to designate in writing that they were solicited in order for the 5% exercise fee to be payable to the Underwriter.


          Performance Capital Management, an entity controlled by Messrs. Press and Edelson, is party to a five year management agreement with the Underwriter, expiring in April 2001, pursuant to which, among other things, Performance Capital Management, in consideration for $200,000 per year, designates a representative to serve as the licensed securities principal of the Underwriter, responsible for supervising the day to day operations and affairs of the Underwriter. Mr. Edelson has been designated by Performance Capital Management to serve as such licensed securities principal of the Underwriter. In addition, Mr. Press has served as a licensed registered representative of the Underwriter since 1991.


          The Company's officers and directors, beneficially owning 2,556,503 shares of Common Stock as of the date of this Prospectus, have agreed not to sell or otherwise dispose of any securities of the Company beneficially owned by them for a period of six months from the date of this Prospectus, without the prior written consent of the Underwriter.

          Each investor must purchase a minimum of 100 shares of Common Stock and/or 100 Warrants in this offering. Any larger number of shares and/or Warrants must be purchased in 100 share and/or Warrant increments.

          The Company has agreed to indemnify the Underwriter and Lieberbaum against certain civil liabilities, including liabilities under the Securities Act.

          Prior to this offering, there has been no public trading market for
     the Common Stock or Warrants.   Consequently, the initial public offering
     prices of the Common Stock and Warrants and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter, with the guidance of Lieberbaum, and do not bear any relationship to the Company's book value, assets, past operating results or financial condition or to any other established criteria of value.

          It is anticipated that the Common Stock and Warrants will be listed on NASDAQ under the proposed symbols "MCAC" and "MCACW," respectively. These listings will not be effective, however, until the consummation of the Minimum Offering. The Underwriter may act as a market maker with respect to the Common Stock and Warrants.

                                    LEGAL MATTERS

          The validity of the securities being offered hereby will be passed upon for the Company by Reid & Priest LLP, New York, New York. David R. Hardy, Esq., a partner of Reid & Priest LLP, is the beneficial owner of 34,095 shares of common stock of Group, 40,000 shares of preferred stock of Group and warrants to purchase up to an additional 10,000 shares of common stock of Group. Siegel, Lipman, Dunay & Shepard, LLP, Boca Raton, has acted as counsel for the Underwriter in connection with this offering.

                                       EXPERTS

          The financial statements of the Company as of December 31, 1996 and for the year ended December 31, 1996, included in this Prospectus and elsewhere in the Registration Statement have been audited by Daszkal, Bolton & Manela, independent certified public accountants ("Daszkal, Bolton"), as indicated by its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

          The statement of operations, cash flow and stockholders' equity of the Company for the year ended December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement has been audited by Israeloff, Trattner & Co., independent certified public accountants ("Israeloff, Trattner"), as indicated by its report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing.

          During January 1997, Israeloff, Trattner resigned as independent certified public accountants for the Company. Concurrently therewith, Daszkal, Bolton was retained by the Company to serve as its independent certified public accountants. Israeloff, Trattner's report with respect to the Company's Fiscal 1995 financial statements contained a statement, generally, that the Company's financial situation raises substantial doubt about the Company's ability to continue as a going concern. The Board of Directors of the Company unanimously accepted Israeloff, Trattner's resignation and Daszkal, Bolton's retention. There were no disagreements between the Company and Israeloff, Trattner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                ADDITIONAL INFORMATION

          The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

                            MEDLEY CREDIT ACCEPTANCE CORP.

                            INDEX TO FINANCIAL STATEMENTS
                                                                       Page
                                                                       ----
          I.   Fiscal 1996:
               -----------

               Independent Auditors' Report   . . . . . . . . . . . .   F-2

               Balance Sheets as of December 31, 1996
               and unaudited at March 31, 1997. . . . . . . . . . . .   F-3

               Statements  of  Operations  for the  year
               ended December 31, 1996 and unaudited for
               the three months ended March 31, 1997 and 1996 . . . .   F-5

               Statements  of  Stockholders'  Equity  for  the
               year ended December 31, 1996 and unaudited for
               the three months ended March 31, 1997. . . . . . . . .   F-6

               Statements  of Cash  Flows  for the  year ended
               December 31, 1996 and unaudited for the three
               months ended March 31, 1997 and 1996 . . . . . . . . .   F-7

               Notes to Financial Statements  . . . . . . . . . . . .   F-9

          II.  Fiscal 1995:
               -----------

               Independent Auditors' Report   . . . . . . . . . . . .  F-19

               Statement  of Operations  for  the  year ended
               December 31, 1995  . . . . . . . . . . . . . . . . . .  F-20

               Statement  of  Shareholders'  Deficit  for  the
               year ended December 31, 1995 . . . . . . . . . . . . .  F-21

               Statements  of Cash  Flows for  the year
               ended December 31, 1995  . . . . . . . . . . . . . . .  F-22

               Notes to Financial Statements  . . . . . . . . . . . .  F-23

                             INDEPENDENT AUDITORS' REPORT



          Board of Directors and Stockholders
          Medley Credit Acceptance Corp.:


                    We have audited the accompanying balance sheet of Medley Credit Acceptance Corp. as of December 31, 1996, and the related statement of income, stockholder's equity, and cash flows from the year then ended. These financial statements are the responsibility of the management of Medley Credit Acceptance Corp. Our responsibility is to express an opinion on these financial statements based on our audit.

                    We conducted  our audit  in  accordance with  generally
          accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medley Credit Acceptance Corp. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company experienced a loss from operations in 1996, has substantial working capital deficiency at December 31, 1996, and is in arrears on its preferred stock dividends. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the resolution of these uncertainties.


          Boca Raton, Florida
          March 31, 1997

                                        /s/ Daszkal, Bolton & Manela

                                        DASZKAL, BOLTON & MANELA

                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                                    BALANCE SHEETS


                                        ASSETS


                                           DECEMBER 31,          MARCH 31,
                                               1996                1997
                                           ------------          --------
                                                                  (UNAUDITED)

      CURRENT ASSETS

        Cash                                    $     -             $ 19,466

        Accounts receivable, net of
          allowance for doubtful
          accounts of $3,000                     73,727              141,774

        Notes receivable                         29,816               30,491

        Due from affiliates                     585,288              412,601

        Prepaid offering costs                   73,015              128,488
                                               --------             --------


           Total Current Assets                 761,846              732,820
                                               --------             --------


      RENTAL EQUIPMENT, AT COST, NET OF         234,619              272,002
       ACCUMULATED DEPRECIATION                --------             --------


      PROPERTY AND EQUIPMENT, AT COST,           19,154               16,654
       NET OF ACCUMULATED DEPRECIATION         --------             --------

      OTHER ASSETS

        Investments                                   -               39,075

        Due from affiliates                     711,837              711,837

        Rental equipment not in service          65,565               65,565

        Security deposits                         1,799                1,799
                                               --------             --------


           Total Other Assets                   779,201              818,276
                                               --------             --------


      TOTAL ASSETS                           $1,794,820           $1,839,752
                                             ==========           ==========


                    See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                                    BALANCE SHEETS

                         LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES                     DECEMBER 31,         MARCH 31,
                                                 1996                1997
                                              -----------         ---------
                                                                 (UNAUDITED)

       Notes Payable                           $210,000          $150,000

       Current portion of long-term debt        250,937           212,525

       Current portion of obligations
         to finance companies                    91,027            83,003

       Accounts payable and accrued
         expenses                               172,534           162,960

       Dividends payable - preferred            127,668           201,638
         stock                               ----------        ----------


          Total Current Liabilities             852,166           810,126
                                             ----------        ----------

     OTHER LIABILITIES

       Long-term debt, net of current
          portion                               167,286           306,088

       Obligations to finance companies,
         net of current portion                 100,996            78,123

       Notes payable - officers                 105,236           105,236

       Customer deposits                          7,115            12,115
                                             ----------        ----------

          Total Other Liabilities               380,633           501,562
                                             ----------        ----------

          Total Liabilities                   1,232,799         1,311,688
                                             ----------        ----------


     COMMITMENTS AND CONTINGENCIES

     STOCKHOLDERS' EQUITY

       Preferred stock, $.01 par value,
         5,000,000 authorized,
         2,958,817 shares issued and
         outstanding                             29,588            29,588

       Common stock, .01 par value,
         10,000,000 authorized,
         1,680,000 shares issued and
         outstanding                             16,800            16,800


       Additional paid-in capital             2,322,899         2,322,899

       Accumulated deficit                   (1,807,266)       (1,841,223)
                                             ----------        ----------


          Total Stockholder's Equity            562,021           528,064
                                             ----------        ----------


     TOTAL LIABILITIES AND                   $1,794,820        $1,839,752
       STOCKHOLDERS' EQUITY                  ==========        ==========


                 See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                               STATEMENTS OF OPERATIONS


                                                         THREE MONTHS ENDED
                                         YEAR ENDED          MARCH 31,
                                        DECEMBER 31,        (UNAUDITED)
                                       -------------     ------------------
                                            1996          1997         1996
                                            ----          ----         ----


     REVENUES                             $356,235       $94,158      $118,812
                                          --------      --------      --------
     COST AND EXPENSES

       Depreciation                         95,483        17,000        23,870

       Interest expense                    146,914         9,643        41,092

       Loss on sale of leased
         equipment                          35,687             -             -


       General and administrative          447,855        65,851        47,463
          expenses                        --------      --------      --------

               Total Costs and             725,939        92,494       112,425
               Expenses                   --------      --------      --------

               Income (Loss) From         (369,704)        1,664         6,387
                Operations                --------      --------      --------


     OTHER INCOME (EXPENSES)

       Interest income                      93,064        45,005        30,636

       Loss on sale of securities                -        (6,656)            -

       Reversal of estimate for
          uncollectible advances to
          affiliate                        600,000             -             -

       Gain on sale of leased                    -             -        12,828
          equipment                       --------      --------      --------

               Total Other Income          693,064        38,349        43,464
                                          --------      --------      --------


     NET INCOME                           $323,360       $40,013       $49,851
                                          ========      ========      ========

     NET INCOME (LOSS) APPLICABLE TO      $ 90,638      $(33,957)      $(3,570)
       COMMON SHAREHOLDERS                ========      ========       =======


     NET INCOME (LOSS) PER COMMON             $.05         $(.02)         $  -
     SHARE                                    ====         =====          ====


     WEIGHTED AVERAGE NUMBER OF SHARES   1,680,000     1,680,000     1,120,000
     OUTSTANDING                         =========     =========     =========




                  See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                          STATEMENTS OF STOCKHOLDERS' EQUITY
                             YEAR ENDED DECEMBER 31, 1996


                                          PREFERRED STOCK      COMMON STOCK
                                          ---------------      ------------
                                         SHARES     AMOUNT    SHARES   AMOUNT
                                         ------     ------    ------   ------

     BALANCE, AT JANUARY 1, 1996      1,643,700  $ 16,437     1,000   $200,000

     RECLASSIFICATION OF S-CORP
       UNDISTRIBUTED EARNINGS                 -         -          -         -

     RESTATEMENT OF COMMON STOCK              -         -          -  (199,990)
       PAR VALUE                     ----------  --------    -------   -------

     BEGINNING BALANCE AS RESTATED    1,643,700  $ 16,437      1,000        10

     ISSUANCE OF PREFERRED STOCK FOR
       EXTINGUISHMENT OF DEBT         1,300,117    13,001          -         -

     ISSUANCE OF PREFERRED STOCK         15,000       150          -         -

     STOCK SPLIT - 1,120 TO 1                 -         -  1,119,000    11,190

     ISSUANCE OF WARRANTS                     -         -          -         -


     COMPENSATION VALUE OF
       COMMON STOCK                           -         -          -         -


     STOCK SPLIT - 3 TO 2                     -         -    560,000     5,600

     PREFERRED STOCK DIVIDENDS                -         -          -         -

     NET INCOME                               -         -          -         -
                                     ----------  --------   --------    ------

     BALANCE AT DECEMBER 31, 1996     2,958,817  $ 29,588  1,680,000   $16,800

     NET INCOME, MARCH 31, 1997
      (UNAUDITED)                             -         -          -         -

     PREFERRED STOCK DIVIDENDS                -         -          -         -
      (UNAUDITED)                     ---------   -------  ---------    ------

     BALANCE, MARCH 31, 1997          2,958,817   $29,588  1,680,000   $16,800
      (UNAUDITED)                     =========   =======  =========   =======


                                        ADDITIONAL
                                         PAID-IN        ACCUMULATED
                                         CAPITAL          DEFICIT      TOTAL
                                         -------          -------      -----

     BALANCE, AT JANUARY 1, 1996      $   979,146      $(1,793,044) $(597,461)

     RECLASSIFICATION OF S-CORP
       UNDISTRIBUTED EARNINGS             104,860         (104,860)         -

     RESTATEMENT OF COMMON STOCK          199,990                -          -
       PAR VALUE                        ---------       ----------   --------

     BEGINNING BALANCE AS RESTATED      1,283,996       (1,897,904)  (597,461)

     ISSUANCE OF PREFERRED STOCK
       FOR EXTINGUISHMENT OF DEBT         775,843                -    788,844

     ISSUANCE OF PREFERRED STOCK           14,850                -     15,000

     STOCK SPLIT - 1,120 TO 1             (11,190)               -          -

     ISSUANCE OF WARRANTS                 100,000                -    100,000


     COMPENSATION VALUE OF
       COMMON STOCK                       165,000                -    165,000


     STOCK SPLIT - 3 TO 2                  (5,600)               -          -

     PREFERRED STOCK DIVIDENDS                  -         (232,722)  (232,722)


     NET INCOME                                 -          323,360    323,360
                                       ----------       ----------  ---------

     BALANCE AT DECEMBER 31, 1996      $2,322,899      $(1,807,266)  $562,021


     NET INCOME, MARCH 31, 1997
      (UNAUDITED)                               -           40,013     40,013

     PREFERRED STOCK DIVIDENDS                  -          (73,970)    73,970
      (UNAUDITED)                      ----------      -----------   --------


     BALANCE, MARCH 31, 1997           $2,322,899      $(1,841,223)  $528,064
      (UNAUDITED)                      ==========      ===========   ========


                  See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                               STATEMENTS OF CASH FLOWS


                                                        THREE MONTHS ENDED
                                        YEAR ENDED           MARCH 31,
                                       DECEMBER 31,        (UNAUDITED)
                                       ------------     ------------------

          CASH FLOWS FROM OPERATING        1996          1997       1996
            ACTIVITIES                     ----          ----       ----


            Net income                   $323,360            -         -
                                         --------      -------   -------

            Adjustments to reconcile
            net income to net cash
            provided by operating
            activities:

               Depreciation                95,483            -         -

               Reversal of estimate
               for uncollectible
               advances
               to affiliate              (600,000)           -         -

               Loss on sale of leased
               equipment                   35,687            -         -

               Compensation value of
               common stock               165,000            -         -

               Changes in assets and
               liabilities:

                    Accounts              (43,907)           -         -
                    receivable

                    Prepaid expenses      (65,423)           -         -

                    Accounts payable      130,118            -         -
                    and accrued
                    expenses

                    Customer deposits     (20,229)           -         -
                                         --------      -------    ------

                    Total Adjustments    (468,271)           -         -
                                         --------      -------    ------


          Net cash (used) provided by      20,089      (64,425)   55,241
          operating activities

          CASH FLOWS FROM INVESTING
          ACTIVITIES

            Net receipts from              42,083      120,158    26,041
            affiliates

            Purchase of securities              -      (75,010)        -

            Proceeds from sale of               -       29,250         -
            securities

            Purchase of rental           (111,544)           -         -
            equipment                    --------     --------    ------

            Proceeds from sale of               -            -    60,343
            leased equipment             --------     --------    ------

            Net cash (used) provided      (69,461)      74,398    86,384
            by investing activities      --------      -------    ------

          CASH FLOWS FROM FINANCING
          ACTIVITIES

            Short-term borrowings          10,000            -         -

            Proceeds from long-term       276,000      115,000         -
            debt

            Repayments of short-term     (145,000)           -         -
            borrowings

            Repayments of long-term      (216,577)     (45,507)  (94,953)
            debt and obligations
            to finance companies

            Payment of preferred stock   (105,054)           -   (40,721)
            dividends

            Net proceeds from             111,200            -         -
            shareholders loans

            Issuance of preferred stock    15,000            -         -

            Issuance of warrants          100,000            -         -

            Repayments of notes payable         -      (60,000)        -
                                          -------     --------   -------

          Net cash provided (used) by      45,569        9,493  (135,674)
          financing activities            -------      -------   -------

          NET INCREASE (DECREASE) IN
          CASH AND EQUIVALENTS             (3,803)      19,466     5,951

          CASH AND EQUIVALENTS -            3,803            -     3,803
          BEGINNING OF YEAR               -------      -------   -------

          CASH AND EQUIVALENTS - END       $    -      $19,466    $9,754
          OF YEAR                         =======      =======    ======


                See accompanying notes to financial statements.

                                                      THREE MONTHS ENDED
                                       YEAR ENDED          MARCH 31,
                                      DECEMBER 31,        (UNAUDITED)
                                      ------------    -------------------
                                          1996          1997       1996
                                          ----          ----       ----


          SUPPLEMENTAL DISCLOSURES OF
          CASH FLOW INFORMATION:          $59,628      $20,657   $41,092
                                          =======      =======   =======
               Interest paid


          SUPPLEMENTAL NONCASH
          INVESTING AND FINANCIAL
          ACTIVITIES:

               Long-term debt and       $ 788,844     $      -   $     -
               related accrued
               interest
               converted into
               convertible preferred
               stock

               Leased equipment
               received from affiliate
               company as payments on           -       51,883         -
               intercompany receivable  =========     ========   =======

                                        $ 788,844     $ 51,883   $     -
                                        =========     ========   =======


                 See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                         (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                            NOTES TO FINANCIAL STATEMENTS

       (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997
        AND MARCH 31, 1996 IS UNAUDITED)


          NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Description of Business
          -----------------------

          Medley Credit Acceptance Corp. ("the Company"), a Delaware corporation, is a majority-owned subsidiary of Medley Group, Inc. The Company is a specialty finance company operating in Florida and engaged primarily in the leasing of dry cleaning equipment. In addition, the Company has provided financing arrangements on certain refrigeration equipment sold or leased by Medley Refrigeration, Inc., an affiliated company.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company experienced a loss from operations in 1996, has substantial working capital deficiency at December 31, 1996, and is in arrears on its preferred stock dividends. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue in existence as a going concern is dependent upon its ability to attain profitable operations and to obtain equity and/or debt financing. Management plans to rely, to a substantial extent, on the Company's ability to successfully complete a proposed initial public offering.

          Cash and Cash Equivalents
          -------------------------

          The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

          Use of Estimates
          ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those related to valuation of amounts due from affiliates and the net realizable value of rental equipment not in service. It is at least reasonably possible that the significant estimates used will change within the next year.


          Fair Value of Financial Instruments
          -----------------------------------



          The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments and related-party transactions.



          The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents, receivables and accounts payable approximate carrying value due to the short-term maturity of the instruments. The fair value of short-term and long-term debt approximate carrying value based on their effective interest rates compared to current market rates.

                           MEDLEY CREDIT ACCEPTANCE CORP.
                        (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                            NOTES TO FINANCIAL STATEMENTS


          NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)


          Revenue Recognition
          -------------------


          The Company leases equipment to others under non-cancelable operating leases, whereby revenue is recognized as lease payments are due from customers and the related costs are depreciated using the straight-line method over the rental equipment's expected life. Dry cleaning and refrigeration equipment is not generally subject to obsolescence, however, the Company periodically evaluates the realizable value of such assets to determine whether any impairment has occurred in the value based on the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets". In the opinion of the Company, though not assured, the estimated residual value will be realized.


          Property, Equipment and Depreciation
          ------------------------------------

          Property and equipment are stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

          Income Taxes
          ------------

          Income taxes have been provided using the asset and liability method in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

          NOTE 2 - DUE FROM AFFILIATES

          Due from affiliates resulted principally from interest bearing advances with no definitive due date. As security, the affiliated companies have assigned various operating leases to the Company whereby all lease payments are received from the lessee by the Company and credited against the amount due from the related affiliates. Management believes that the future lease payments will be sufficient to satisfy the obligations from the affiliated Companies.

          NOTE 3 - RENTAL EQUIPMENT AND DEPRECIATION

          Rental equipment consists of the following:

                                                                   (Unaudited)
                                   (Unaudited)                      March 31,
                                    March 31,      December 31,       1997
                                       1997            1996        ----------
                                    ----------     -----------         Not
                                    In Service      In Service     In Service
                                    ----------      ----------      ---------

      Equipment, at cost             $517,258        $465,375       $562,140

      Less, accumulated
        depreciation                  245,256         230,756        496,575
                                     --------        --------       --------

          Net Rental Equipment       $272,002        $234,619       $ 65,565
                                     ========        ========       ========


                                       December 31,    (Unaudited)    December
                                           1996         March 31,       31,
                                        -----------       1997          1996
                                            Not        ----------     --------
                                        In Service        Total        Total
                                        ----------     ----------     --------

      Equipment, at cost                 $562,140     $1,079,398  $1,027,515

      Less, accumulated depreciation      496,575        741,831     727,331
                                          -------       --------     -------

        Net Rental Equipment              $65,565       $337,567    $300,184
                                          =======       ========    ========

                         MEDLEY CREDIT ACCEPTANCE CORP.
                      (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                          NOTES TO FINANCIAL STATEMENTS


          NOTE 3 - RENTAL EQUIPMENT AND DEPRECIATION (CONT.)


          The depreciation expense on rental equipement for the three months ended March 31, 1997 and the year ended December 31, 1996 was $14,500 and $85,415, respectively.




          Rents receivable under non-cancelable operating lease commitments for the next five years are as follows:


                 1997                                   $120,653
                 1998                                     92,118
                 1999                                     80,448
                 2000                                     22,968
                 2001                                          -
                                                        --------
                                                        $316,187
                                                        --------



          NOTE 4 - PROPERTY, EQUIPMENT AND DEPRECIATION

          Major classes of property and equipment consist of the following:


                                               (UNAUDITED)     DECEMBER
                                                MARCH 31,        31,
                                                  1997           1996
                                                ---------      --------

           Office equipment  . . . . . . .    $48,571         $48,571

           Automobile  . . . . . . . . . .      6,955           6,955
                                              -------         -------

                                               55,526          55,526

           Less: Accumulated depreciation      38,872          36,372
                                              -------         -------


                Net property and Equipment    $16,654         $19,154
                                              =======         =======

          Depreciation expense on property and equipment for the three months ended March 31, 1997 and the year ended December 31, 1996 was $2,500 and $10,068, respectively.

                          MEDLEY CREDIT ACCEPTANCE CORP.
                       (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                           NOTES TO FINANCIAL STATEMENTS


          NOTE 5 - NOTES PAYABLE

          Notes payable of $150,000 at March 31, 1997 and $210,000 at December 31, 1996 are comprised of the following:

          Note Payable to Bank
          --------------------


          The Company maintains a revolving credit line agreement with a commercial bank that is used to finance working capital requirements. At March 31, 1997 and December 31, 1996, the amount outstanding was $135,000 and $195,000, respectively. Borrowings are due on demand, with interest payable monthly at prime (9.5% at December 31, 1996) plus 2%. Borrowings under the note are collateralized by certain of the Company assets not otherwise pledged and the debt is personally guaranteed by the Company's principal officers and Medley Group, Inc.


          Notes Payable to Individuals
          ----------------------------

          Included in notes payable is $15,000 due to individuals, bearing interest at 10% per annum, with due dates in June and October 1997.

          NOTE 6 - LONG-TERM DEBT

          The Company has received funds from individuals and issued notes for these loans. In June 1996, the Company offered to convert these individual notes to 10% convertible preferred stock at a conversion ratio of approximately 1.03 shares to $1.00 of debt. Certain note holders elected to convert their debt, amounting to $765,657, and $23,187 of accrued interest to the convertible preferred stock.

          At March 31, 1997 and December 31, 1996, the Company remained obligated to various individuals, not electing to convert their debt, for amounts aggregating $518,613 and $418,223, respectively. These notes are for various amounts and maturities through January 1999. Interest is payable at rates ranging from 10% to 13.5% per annum. The unsecured portion of these notes at March 31, 1997 and December 31, 1996 is $473,223 and $358,223,
          respectively.

          As of December 31, 1996, annual maturities of long-term debt (excluding converted notes) are as follows:

                      1997                     $ 250,937
                      1998                        97,286
                      1999                        70,000
                                               ---------
                           Total               $ 418,223
                                               =========

                        MEDLEY CREDIT ACCEPTANCE CORP.
                     (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                        NOTES TO FINANCIAL STATEMENTS


          NOTE 7 - OBLIGATIONS TO FINANCE COMPANIES

          Obligations to finance companies, secured by rental equipment and related rental agreements, consist of the following at:

                                                  (unaudited)    December
                                                   March 31,       31,
                                                      1997         1996
                                                   ---------     --------

           18.7% obligation, payable in monthly
           installments of $2,260, including
           interest, through April 1998  . . . .  $28,014    $  33,527

           23.6% obligation, payable in varying
           monthly installments, including
           interest, through November 1999 . . .   33,249       40,341

           21.2% obligation, payable in varying
           monthly installments, including
           interest, through November 1999 . . .   50,229       62,223

           18.3% obligation, payable in varying
           monthly installments, including
           interest, through November 1999 . . .   21,827       26,678

           21.4% obligation, payable in monthly
           installments of $996, including
           interest, through June 2000 . . . . .   27,807       29,254
                                                 --------     --------

                                                  161,126      192,023

           Less: Current maturities  . . . . . .   83,003       91,027
                                                 --------     --------

                Long-Term Obligations  . . . . .  $78,123     $100,996
                                                 ========     ========



          As of December 31, 1996, the annual maturities of obligations to finance companies for the next five years are as follows:



           1997                                $ 91,027

           1998                                  58,666

           1999                                  36,626

           2000                                   5,704

           2001                                       -
                                              ---------

                                              $ 192,023
                                              =========

                         MEDLEY CREDIT ACCEPTANCE CORP.
                     (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                         NOTES TO FINANCIAL STATEMENTS


          NOTE 8 - DIVIDENDS PAYABLE - PREFERRED STOCK

          The Company has declared dividends on its preferred stock; however, it is in arrears on the 10% dividends for the last two quarters of the year. The majority of the unpaid preferred stock dividends are due the Company officers. The Company has accrued $73,970 of dividends on its preferred stock at March 31, 1997.

          NOTE 9 - RELATED PARTY TRANSACTIONS

          The  Company  has  transactions   with  related  companies  whose
          ownership is substantially the same as that of the Company. Included in the statements of operations are the following items of income and expense for the year ended December 31, 1996:

                Rental revenues  . . . . . .     $ 92,144

                General and administrative
                expenses - allocated . . . .     $(18,000)

                Management expense . . . . .     $(15,000)


          The Company has recorded its share of allocated corporate overhead expenses of $18,000 as follows:

                Allocated 15% of rent,
                  utilities and insurance
                  based upon square footage
                  used                             $  13,650

                Allocated 12% of office
                  salaries based upon
                  companies determination
                  of labor hours incurred              4,350
                                                   ---------

                        Total allocated            $  18,000
                                                   =========


          Included in the balance sheet at December 31, 1996 are the following assets:

                Due from affiliates            $1,297,125

          The balance due from affiliates results principally from advances with interest at 10% per annum with no definite due date.

          The Company has reversed its $600,000 previous estimated allowance for uncollectible advances due from an affiliated company. This was effected, as the Company received in December 1996, an assignment of leases. In January 1997, approximately $200,000 was received as payment against the receivable. As a result of the above transactions, management feels no allowance for collectability of the affiliated Company receivable is

                         MEDLEY CREDIT ACCEPTANCE CORP.
                      (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                         NOTES TO FINANCIAL STATEMENTS

          NOTE 9 - RELATED PARTY TRANSACTIONS (CONT.)


          required as  the  future  collection  of cash  by  Medley  Credit
          Acceptance   Corporation  from  the   assigned  leases   will  be
          sufficient to pay the obligation.

          Included in long-term debt is a $10,000 note due to a company owned by one of the stockholders.

          NOTE 10 - STOCKHOLDERS' EQUITY

          Common Stock - Stock Splits
          ---------------------------

          On June 30, 1996, the Company declared a 1,120 to 1 stock split, which increased the issued and outstanding shares from 1,000 to 1,120,000 shares. On December 31, 1996, the Company declared a 3 for 2 stock split, which increased the issued and outstanding shares to 1,680,000 shares. Per share amounts in the accompanying financial statements have been adjusted for the stock splits.


          Additional Paid-In Capital
          --------------------------



          30,000 shares of stock owned by the parent Company, Medley Group, Inc., was transferred to the officers for services performed by them on behalf of the Company.



          At December 31, 1996, $165,000, representing the fair value of the officer's compensation was recorded as an expense and included in additional paid-in capital.


          Preferred Stock - Exchange for Debt
          -----------------------------------

          In June 1996, the Company offered to certain note holders the option to exchange their notes, approximating $972,000, to convertible preferred stock of Medley Credit Acceptance Corp. at a ratio of approximately 1.03 shares to $1.00. Note holders elected to convert $788,844 of notes and accrued interest to convertible preferred stock. Dividends on the preferred stock are payable quarterly and are cumulative. The preferred stock is convertible to common stock of the Company at a 15% discount to the public offering price of $5.50.

          Under the terms of the convertible preferred stock issue, the Company may redeem the stock commencing on or after the fifth anniversary of its issuance if the average trading price of the common stock, if any, in the 20 trading days immediately preceding such anniversary, exceeds the conversion price by 20%. At anytime thereafter, the Company has the right to redeem the convertible preferred stock, in whole or in part, upon 30 days notice to the holders. The Company will be obligated to commence a preferred stock redemption sinking fund if the public offering of the Company's stock has not occurred within one year of the date of the issuance of the convertible preferred stock. Commencing 18 months after issuance of the convertible preferred stock and annually thereafter, the Company will offer to redeem 25% of the shares.

          Warrants Issued
          ---------------

          During December 1996, the Company sold 1,000,000 warrants at $.10 each. Each warrant is exercisable for the purchase of one share of common stock at a price of $5.00 per share for a period of four years commencing one year after the effective date of the Company's registration statement filing.

                         MEDLEY CREDIT ACCEPTANCE CORP.
                      (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                         NOTES TO FINANCIAL STATEMENTS


          NOTE 11 - RECLASSIFICATION

          The common stock par value in the 1996 financial statements has been reclassified to the proper par value amount of $.01 per share. The resultant reclassification has increased additional paid in capital by $199,990 and reduced common stock by a corresponding amount.




          At the time the Company changed its status from a S-Corporation to C-Corporation, there was $104,860 of undistributed S-Corporation earnings which has been reclassified from retained earnings to additional paid-in capital. This treatment assumes a constructive distribution to the owners followed by a contribution to paid-in capital.

          NOTE 12 - COMMITMENTS AND CONTINGENCIES

          Lease Agreements
          ----------------


          In 1992, an affiliate of the Company entered into a lease for the premises which is currently occupied by Medley Group and subsidiaries. This lease expires October 1997. The lease requires a minimum annual base rent of $25,000 plus real estate taxes and operating costs. Medley Credit Acceptance Corp. has included in the statement of operations its allocated portion of $3,750 as an expense.


          In addition, the Company rents warehouse space on a month-to-month basis for storage purposes at a cost of approximately $700 per month.

          Management Agreement
          --------------------

          The Company entered into a management agreement with a related company for management services at a fee of $90,000 per annum effective January 1, 1994. The related company has agreed to modify this agreement to $15,000 per annum for 1996. This management agreement expired December 1, 1996 but carries an automatic annual renewal commencing on that date.

          Litigation
          ----------

          The Company is involved in litigation in the normal course of business. None of the legal actions are expected to have a material effect on the Company's results of operations or financial condition.

                         MEDLEY CREDIT ACCEPTANCE CORP.
                      (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                         NOTES TO FINANCIAL STATEMENTS


          NOTE 13 - INCOME TAXES

          The Company is included in the consolidated federal tax return of its parent, Medley Group, Inc. Federal and state income taxes are provided for on a stand-alone basis as if the Companies filed their own tax returns.




          The provision for income taxes is as follows:

                                           (Unaudited)
                                            March 31,       December 31,
                                               1997             1996
                                            ----------        --------

           Deferred Income Tax
           Expense:
             Federal                         $10,800          $102,500
             State                             2,200            17,500
             Less Valuation Allowance        (13,000)         (120,000)
                                            --------          --------
             Deferred Income Tax            $                 $
                                            ========          ========



          At March 31, 1997 and December 31, 1996, the Company has an unused net operating loss carryforward of approximately $533,000 and $573,000, respectively, expiring in 2010, which is available for use on its future corporate federal and state tax returns. The Company's evaluation of the tax benefit of its net operating loss carryforward is presented in the following table. The tax amounts have been calculated using a 40% combined effective tax rate.


                                             (Unaudited)
                                              March 31,       December 31,
                                                 1997             1996
                                              ----------      -----------
           Deferred Tax Asset:


             Tax Benefit of Net                $213,200       $229,200
               Operating Loss

             Les:  Valuation Allowance         (213,200)      (229,200)
                                               --------       --------
             Deferred Tax Asset                $              $
                                               ========       ========


          Reconciliation of the federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                        (Unaudited)
                                         March 31,        December 31,
                                            1997              1996
                                          --------        ------------
           Benefit of Federal              (32%)              (34)%
           Statutory Rate

           Benefit at State Income          (5)%              (6)%
           Tax Rate                         ----              ----
                                           (37)%              (40)%
                                            ====               ====

                         MEDLEY CREDIT ACCEPTANCE CORP.
                      (A SUBSIDIARY OF MEDLEY GROUP, INC.)
                         NOTES TO FINANCIAL STATEMENTS


          NOTE 14 - DEPENDENCE ON AFFILIATES AND OTHERS

          The Company has relied primarily on the customer relationships generated by its affiliates for a significant source of its business. In addition, the Company has outstanding receivable balances from the affiliates of $1,297,125. The future operations of Medley Credit is therefore dependent upon these affiliates.

          NOTE 15 - PROPOSED PUBLIC OFFERING

          The Company has signed a Letter of Intent with an underwriter to complete an initial public offering for a minimum of 1,200,000 shares of common stock (of which the Company is offering 1,000,000 shares and the Selling Stockholder is offering 200,000 shares) and 1,200,000 warrants and a maximum of 1,600,000 shares of common stock (of which the Company is offering 1,400,000 shares and the Selling Stockholder is offering 200,000 shares) and 1,600,000 warrants. The stock to be issued consists of $.01 par value common stock at $5.50 per share. The warrants to be issued consist of one redeemable warrant to purchase one share of common stock. The warrants will be issued at $.15 each and entitles the registered holder to purchase one share of common stock at a price of $5.00. The common shares of stock and the warrants may be purchased
          separately  and will  be separately transferrable.   Professional
          fees incurred through December 31, 1996, in connection with the proposed offering, have been recorded as prepaid offering costs in the amount of $73,015 and will be charged to additional paid-in capital upon completion of the offering or will be charged to expense, if the offering is not completed.

          NOTE 16 - SUBSEQUENT EVENTS

          Line of Credit Expiration
          -------------------------

          The Company's line of credit, described in Note 5, expired January 29, 1997. Subsequent to January 29, 1997 an additional payment of $55,000 was made to the bank and the note was extended.

          Stock Option Plan
          -----------------

          On January 9, 1997, the Company adopted a stock option plan (the "Stock Option Plan"). The Stock Option Plan has 500,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended, or (ii) non-qualified options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock and/or Warrants. No options have been granted under the Stock Option Plan.

          Employment Agreements
          ---------------------

          The Company entered into employment agreements on January 9, 1997 with its President and Chairman in the amounts of $60,000 and $30,000, respectively, which will begin to accrue upon consummation of the public offering described in Note 15. The
          agreements  are  effective  for  a  period  of  one  year.    The
          Agreements are automatically renewable by the Company on an annual basis.

                             INDEPENDENT AUDITORS' REPORT



          The Shareholders of
          Medley Credit Acceptance Corp.


          We have audited the accompanying statements of operations, shareholders' deficit and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Medley Credit Acceptance Corp. for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company experienced a substantial loss in 1995, has substantial working capital deficiency and shareholders' deficit at December 31, 1995, and in addition, there is substantial uncertainty concerning the collectibility of amounts due from affiliates. These matters raise substantial doubt about the Company's ability to continue as a going concern, which in turn raise uncertainty about the carrying value of its rental equipment. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the resolution of these uncertainties.



          Valley Stream, New York
          September 13, 1996, except for
             notes 3, 5 and 8, as to which the date is December 6, 1996.


                                        /s/ Israeloff, Tratner & Co. P.C.

                                        ISRAELOFF, TRATTNER & CO. P.C.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)


                               STATEMENT OF OPERATIONS


                         FOR THE YEAR ENDED DECEMBER 31, 1995


          Revenues (Note 1)                                       $388,008

          Costs and Expenses

             Depreciation (Notes 1 and 2)            $151,914

             Interest expense                         160,040

             Repairs and disposition losses on         74,577
               rental equipment

             Write-down of rental equipment not        87,456
               in service (Note 2)

             General and administrative expenses      210,628
                                                     --------
               Total costs and expenses                            684,615
                                                                  --------

               Loss before other expense                          (296,607)

          Other expense - provision for
          uncollectible advances                                   600,000
          to affiliates (Note 4)                                 --------

               Net loss                                           (896,607)

          Preferred dividends                                     (205,447)
                                                                  --------

               Net loss applicable to common                   $(1,102,054)
               shareholders                                     ==========

          Net loss per common share (Note 1)                    $     (.98)
                                                                ==========

          Weighted average number of shares                      1,120,000
          outstanding                                           ==========


                   See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                          STATEMENT OF SHAREHOLDERS' DEFICIT

                         FOR THE YEAR ENDED DECEMBER 31, 1995



                                     Preferred Shares      Common Shares

                                    Number     Amount   Number    Amount
                                    ------     ------   ------    ------

          Balance - beginning of
            year as previously
            reported             1,643,726    $16,437    1,000  $200,000

          Prior period                   -          -        -         -
            adjustment (Note 7)  ---------   --------    -----    ------

          Balance, beginning of
            year as restated     1,643,726     16,437    1,000   200,000

          Net loss                       -          -        -         -

                                         -          -        -         -
          Preferred dividends    ---------    -------   ------     -----

          Balance - December     1,643,726    $16,437    1,000  $200,000
          31, 1995               =========    =======    =====   =======


                                  Additional
                                    Paid-In     Accumulated
                                    Capital       Deficit         Total
                                  ----------     ----------       -----

          Balance - beginning of
            year as previously
            reported               $979,146      $(369,183)     $826,400

          Prior period
            adjustment                    -       (321,807)     (321,807)
            (Note 7)               --------       --------     ---------

          Balance, beginning of
            year as restated        979,146       (690,990)      504,593

          Net loss                        -       (896,607)     (896,607)

                                          -       (205,447)     (205,447)
          Preferred dividends      --------    -----------      --------

          Balance - December 31,   $979,146    $(1,793,044)    $(597,461)
            1995                   ========    ===========     =========


                    See notes to accompanying financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                               STATEMENT OF CASH FLOWS

                         FOR THE YEAR ENDED DECEMBER 31, 1995


          CASH FLOWS FROM OPERATING ACTIVITIES

             Net loss                                       $(896,607)

             Adjustments to reconcile net loss
             to net cash provided
             by operating activities;

                   Depreciation                  $151,914

                   Provision for uncollectible
                    advances to affiliates        600,000

                   Write-down of rental
                    equipment not in service       87,456

                   Changes in assets and
                    liabilities:

                      Accounts receivable         (29,820)

                      Prepaid expenses            140,905

                      Accounts payable             12,396

                      Customer deposits           (17,775)
                                                 --------
                   Total adjustments                          945,076
                                                              -------

                   Net cash provided by                        48,469
                    operating activities

          CASH FLOWS FROM INVESTING ACTIVITIES

             Net advances to affiliates          (276,949)

             Increase in security deposits           (719)
                                                 --------

                   Net cash used by investing                (277,668)
                    activities

          CASH FLOWS FROM FINANCING ACTIVITIES

             Short-term bank borrowings           196,735

             Proceeds from long-term debt         389,506

             Repayments of long-term debt        (313,022)

             Dividends paid                      (205,447)
                                                 --------

                    Net cash provided by
                     financing activities                      67,772
                                                             --------

          NET DECREASE IN CASH                               (161,427)

          CASH - beginning                                    165,230
                                                             --------

          CASH - end                                         $  3,803
                                                             ========


                 See accompanying notes to financial statements.

                            MEDLEY CREDIT ACCEPTANCE CORP.
                  (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                            NOTES TO FINANCIAL STATEMENTS

                        FOR THE YEAR ENDING DECEMBER 31, 1995


          1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

             Medley Credit Acceptance Corp. (the "Company"), a Delaware Corporation, is a wholly-owned subsidiary of Medley Group, Inc. ("Medley"). The Company is engaged in the leasing of dry cleaning equipment, principally in Florida.

             The financial statements have been prepared on a going concern basis which contemplates realization of assets and satisfaction of liabilities in the ordinary course of business. However, the Company incurred a net loss of $896,607 for the year ended December 31, 1995, and as of that date, it has a working capital deficiency of $664,021 and a shareholders' deficit of $597,461. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue in existence as a going concern, is dependent upon its ability to attain profitable operations and to obtain equity and/or debt financing. Management plans to rely, to a substantial extent, on the Company's ability to successfully complete a proposed initial public offering (Note 8), and also upon the collectibility of amounts advanced to affiliates (Note 4).

             The Company believes the above plan will permit it to continue operations. However, there can be no assurance that the Company will be successful in raising additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from this uncertainty.

             USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those related to valuation of amounts due from affiliates and the net realizable value of rental equipment. It is at least reasonably possible that the significant estimates used will change within the next year.

             REVENUE RECOGNITION

             The Company recognizes revenue from its leased equipment as earned under operating lease agreements. Rental equipment is stated at cost using the specific identification method. When assets are sold or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful life of the assets, 7 years.

                         MEDLEY CREDIT ACCEPTANCE CORP.
                (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                     FOR THE YEAR ENDING DECEMBER 31, 1995


          1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

             PROPERTY, EQUIPMENT AND DEPRECIATION

             Property and equipment are stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.


             DEFERRED INCOME TAXES

             The Company provides deferred income taxes resulting from temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected when taxes are actually paid or
             recovered.     Valuation  allowances   are  established   when
             necessary to reduce deferred tax assets to the amount expected to be realized. Temporary differences result principally from the write-down of amounts due from affiliates and of certain rental equipment.

             NET LOSS PER COMMON SHARE

             Net loss per common share is based on the weighted average of common shares outstanding. On June 30, 1996, the Company effected a 1,120 for 1 stock split, thereby increasing the common shares outstanding from 1,000 to 1,120,000. All per share data have been restated to reflect this stock split.

          2. RENTAL EQUIPMENT AND DEPRECIATION

             Rental equipment consists of the following:

                                                      Not
                                   In Service     In Service       Total
                                   ----------     ----------       -----
             Equipment, at cost   $751,529       $695,840      $1,447,369

             Less:  Accumulated    406,949        620,371       1,027,320
             depreciation         --------       --------      ----------

                Net rental        $344,580       $ 75,469      $  420,049
                equipment         ========       ========      ==========

             The depreciation expense for the year was $141,208. The Company provided a write-down of $87,456 on the equipment not currently in service, to reduce it to its estimated net realizable value. However, it is at least reasonably possible that this estimate will change.

                         MEDLEY CREDIT ACCEPTANCE CORP.
              (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                        NOTES TO FINANCIAL STATEMENTS

                     FOR THE YEAR ENDING DECEMBER 31, 1995


             Rents receivable under operating lease commitments are as follows:

                 1996                                   $152,400
                 1997                                     38,288
                 Thereafter                                    0
                                                        --------
                                                        $190,688
                                                        ========


          3. NOTES PAYABLE

             The  Company   maintains  a  $350,000  revolving  credit  line
             agreement  with a  commercial  bank that  is  used to  finance
             working  capital requirements.    At  December 31,  1995,  the
             amount  outstanding  was  $334,895.   Borrowings  are  due  on
             demand, with interest payable monthly at 2 1/2% over the bank's prime rate. The agreement was due to expire June 3, 1996 and
             was  extended   to  October   3,  1996,   but  still   remains
             substantially  unpaid.   All  borrowings  under the  note  are
             collateralized  by  substantially  all  assets  not  otherwise
             pledged  and  are  personally   guaranteed  by  the  Company's
             principal officers  and "Medley".   The note  contains various
             restrictive covenants,  which among  other things require  the
             maintenance  of certain  financial  ratios.   As  of  December
             1996, approximately $100,000 had been repaid to the bank. The Company is currently negotiating an extension of the line.

          4. RELATED PARTY TRANSACTIONS

             The Company has transactions with related companies whose ownership is substantially the same as that of the Company. Included in the statement of operations are the following items of income and (expense):


                  Management fees                               $  (30,000)

                  Allocated general and                         $  (24,650)
                  administrative expenses

                  Rental revenues                               $   16,162

             Included in the balance sheet at December 31, 1995 are:

                  Due from affiliates (less                     $  766,665
                  allowance of $600,000)

                  Due to affiliated company                     $ (127,279)

             The balance due to and due from related companies result principally from non-interest bearing advances with no definite due date. The Company has reduced the receivable to its estimated net realizable value through a $600,000 allowance. However, it is at least reasonably possible that the amount collected will differ from management's estimate.

                         MEDLEY CEDIT ACCEPTANCE CORP.
              (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDING DECEMBER 31, 1995


          5. COMMITMENTS AND CONTINGENCIES

             Lease Agreements

             An affiliate of the Company is obligated under a lease for its premises expiring October 1997, which requires minimum annual rentals of $25,000 plus increases based on real estate taxes and operating costs. Included in the statement of operations is $2,700 allocated to the Company, under this lease.

             In addition, the Company rents warehouse space on a month-to-month basis for storage purposes at a cost of approximately $700 per month.

             Employment Agreements

             Effective December 1, 1996, the Company entered into one-year employment agreements with its President and Secretary for annual amounts of $60,000 and $30,000, respectively. The agreements may be automatically renewed on an annual basis.

             Management Agreement

             On October 31, 1996, but effective January 1, 1994, the Company entered into a management agreement with a related company. The related company provides management services at a fee of $90,000 per annum. The agreement expires December 1996 and may be renewed on an annual basis.

             In 1995, the related company agreed to modify the agreement to $30,000 for that year.

             Litigation

             The Company is involved in several actions in the normal course of business, none of which are expected to have a material effect on the Company's results of operations or financial condition.

          6. INCOME TAXES

             The Company, its parent company and its parent's other subsidiaries file a consolidated Federal income tax return. The effective consolidated federal tax rate is applied to each company's taxable income or loss for purposes of allocating the consolidated federal tax.

             The potential deferred tax asset resulting from net operating loss carryforwards has been reduced to zero by a valuation allowance because management could not conclude that realization of such benefits was more likely than not. Furthermore, the Internal Revenue Code contains provisions which may limit the loss carryforwards available if significant changes in stockholder ownership of the Company occur.

                        MEDLEY CREDIT ACCEPTANCE CORP.
              (A WHOLLY OWNED SUBSIDIARY OF MEDLEY GROUP, INC.)

                        NOTES TO FIANCNIAL STATEMENTS

                     FOR THE YEAR ENDING DECEMBER 31, 1995


          7. PRIOR YEAR ADJUSTMENTS

             The accumulated deficit at the beginning of 1995 has been restated to correct the valuation of certain rental equipment that was taken out of service and placed in storage in prior years and to correct the treatment of proceeds from a financing company in 1994.

          8. PROPOSED PUBLIC OFFERING

             The Company has signed a Letter of Intent with an underwriter to complete an initial public offering for a minimum of 420,000 units and a maximum of 620,000 units. Each unit consists of one share of $.01 par value common stock at $6.50 per share and one redeemable warrant to purchase one share of common stock at $.10 per share. Professional fees incurred in connection with the proposed offering will be recorded as a deferred cost and will be charged to additional paid-in capital upon completion of the offering, or will be charged to expense if the offering is not completed.

     ===========================================================================
          NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                  TABLE OF CONTENTS
                                                                           Page
                                                                           ----
     Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . .
     Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Selected Financial Information  . . . . . . . . . . . . . . . . . . .
     Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Security Ownership of Management and
       Certain Securityholders   . . . . . . . . . . . . . . . . . . . . .
     Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . .
     Description of Securities . . . . . . . . . . . . . . . . . . . . . .
     Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Shares Eligible for Future Sale . . . . . . . . . . . . . . . . . . .
     Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Additional Information  . . . . . . . . . . . . . . . . . . . . . . .
     Index to Financial Statements . . . . . . . . . . . . . . . . . . . .

                                  ------------------

          UNTIL ( ), 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     ==========================================================================

     ==========================================================================



                                   1,600,000 SHARES
                                     COMMON STOCK



                            1,600,000 REDEEMABLE WARRANTS
                               TO PURCHASE COMMON STOCK



                                    MEDLEY CREDIT
                                   ACCEPTANCE CORP.



                                      ----------
                                      PROSPECTUS
                                      ----------




                             PCM SECURITIES LIMITED, L.P.




                                   JUNE  (  ), 1997




     =========================================================================

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


     ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
     Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company's By-Laws and Certificate of Incorporation provide that the Company shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because he or she is or was a director or officer of the Company against all expense, loss or liability in connection therewith.

          Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgements, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability. The right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition upon the delivery to the corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

          If a person is entitled to indemnification in respect to a portion, but not all, of any liabilities to which such person may be subject, the Company shall indemnify such person to the maximum extent for such portion of the liabilities.

          Pursuant to the Underwriting Agreement, the Underwriter is obligated, under certain circumstances, to indemnify officers, directors and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto.

     ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the expenses expected to be incurred in connection with the offering described in this Registration Statement.


          SEC registration fee . . . . . . . .   $  5,527.28
          NASD filing fee  . . . . . . . . . .      2,204.00
          Nasdaq SmallCap Market
           listing fee . . . . . . . . . . . .      9,880.00
          Accounting fees and expenses . . . .     30,000.00
          Legal fees and expenses  . . . . . .    100,000.00
          Blue sky fees and expenses . . . . .     10,000.00
          Transfer and Warrant Agent fee . . .      3,500.00
          Printing and engraving fees  . . . .      3,000.00
          Miscellaneous  . . . . . . . . . . .        888.72
                                                 -----------
             Total . . . . . . . . . . . . . .   $165,000.00*


     ----------------------
          * The Company will pay the above expenses with the proceeds from this offering, except that for $30,000 of such expenses have already been paid.

     ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

          During June 1996, the Company offered holders of approximately $951,590 principal amount of unsecured notes of the Company, each of whom was an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, the opportunity to exchange their notes into shares of the Company's Convertible Preferred Stock. Noteholders converted approximately $765,657 principal amount of notes into 811,973 shares of Convertible Preferred Stock.

          Concurrently, in June 1996, the Company offered Messrs. Robert Press and Steven Edelson, President and Chairman of the Board, respectively, of the Company, the opportunity to exchange their shares of 13 1/2% preferred stock of the Company then owned by them, having an aggregate liquidation value of $1,643,726, into shares of Convertible Preferred Stock. Messrs. Press and Edelson exchanged all of their shares of 13 1/2% preferred stock for an aggregate of 2,136,844 shares of Convertible Preferred Stock (604,717 shares to Mr. Press and 1,532,127 shares to Mr. Edelson).

          From June 1, 1996 through March 31, 1997, Messrs. Press and Edelson loaned the Company $58,218 and $47,018, respectively. In connection with these loans, the Company issued to each of Messrs. Press and Edelson warrants to purchase up to 142,500 shares of Common Stock. These warrants are exercisable at any time on or prior to September 30, 2000, at an exercise price of $1.50 per share.

          From June 1, 1996 to March 31, 1997, Tile's International, a company controlled by Steven Dreyer, a director of the Company, loaned the Company $100,000, of which approximately $81,321 was outstanding at March 31, 1997. In connection with these loans, the Company issued to Tile's International warrants to purchase up to 5,625 shares of Common Stock. These warrants are exercisable at any time prior to September 30, 2000, at an exercise price of $1.50 per share.

          In December 1996, the Company sold to Maynard Hellman, a director of the Company, in consideration for $100,000, warrants to purchase up to 1,000,000 shares of Common Stock of the Company. These warrants are identical to the Warrants being offered hereby except that the exercise price of the warrants owned by Mr. Hellman is $5.00.


          Section 4(2) of the Securities Act provides an exemption for the Company for each of the above-described transactions.

     ITEM 27.     EXHIBITS.

          1.1     Underwriting Agreement


          1.2     Selected Dealer Agreement

          3.1 Amended and Restated Certificate of Incorporation of the Company

          3.2 Certificate of Designation, Rights and Preferences relating to shares of the Company's Series A 10% Convertible Preferred Stock

          3.3     By-Laws of the Company

          4.1     Specimen Common Stock Certificate

          4.2 Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.3)

          4.3 Warrant Agency Agreement, dated as of ( ), 1997, between the Company and American Stock Transfer & Trust Company

          5.1     Opinion of Reid & Priest LLP

          10.1 Employment Agreement, dated as of December 1, 1996, between Robert D. Press and the Company

          10.2 Employment Agreement, dated as of December 1, 1996, between Steven L. Edelson and the Company

          10.3 Management Agreement, dated as of October 31, 1996, between Performance Capital Management, Inc. and the Company

          10.4 Agreement, dated as of May 23, 1997, between the Company and Medley Group, Inc.

          10.5 Escrow Agreement, dated as of ( ), 1997, among the Company, Medley Group, Inc. and SunTrust/South
                  Florida, National Association

          10.6    The Company's 1997 Stock Option Plan

          16      Letter on Change in Certifying Accountant

          23.1    Consent of Reid & Priest LLP (included in Exhibit
                  5.1)

          23.2    Consent of Israeloff, Trattner & Co. P.C.

          23.3    Consent of Daszkal, Bolton & Manela

          24      Power of attorney+

          27      Financial Data Schedule+


     ------------------------------------

     +  Previously filed.

     ITEM 28.  UNDERTAKINGS.

          The Company hereby undertakes:

          (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                    (iii) To include any additional or changed material on the plan of distribution.

          (b) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          The Company will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          For determining any liability under the Securities Act, the Company will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          For determining any liability under the Securities Act, the Company will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      SIGNATURES


          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on this 10th day of June, 1997.



                                        MEDLEY CREDIT ACCEPTANCE CORP.


                                              /s/ Robert D. Press
                                        ----------------------------------
                                        Robert D. Press
                                        President, Chief Executive Officer,
                                        Treasurer and Director


          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

            Signatures                Title                  Date
             --------               --------               --------


       /s/ Robert D. Press
      --------------------
         Robert D. Press        President, Chief         June 10, 1997
                                Executive Officer,
                                    Treasurer
                                  and Director
                              (Principal Executive,
                                    Financial
                                  and Accounting
                                    Officer)

              /s/ *
      -------------------
        Steven L. Edelson     Chairman of the Board      June 10, 1997
                                  and Secretary


              /s/ *
      -------------------
          Steven Dreyer             Director             June 10, 1997


              /s/ *
      -------------------
         Maynard Hellman            Director             June 10, 1997



     * By:     Robert D. Press as
               Attorney-in-Fact

                                    EXHIBIT INDEX
                                    -------------

     1.1       Underwriting Agreement

     1.2       Selected Dealer Agreement
     3.1       Amended and Restated Certificate of Incorporation of the Company
     3.2       Certificate of Designation, Rights and Preferences relating to shares of the Company's Series A 10% Convertible Preferred Stock
     3.3       By-Laws of the Company
     4.1       Specimen Common Stock Certificate
     4.2       Specimen Warrant Certificate (included as Exhibit A to Exhibit
               4.3)
     4.3       Warrant Agency Agreement, dated as of ( ), 1997, between the
               Company and American Stock Transfer & Trust Company
     5.1       Opinion of Reid & Priest LLP
     10.1      Employment Agreement, dated as of December 1, 1996, between
               Robert D. Press and the Company
     10.2      Employment Agreement, dated as of December 1, 1996, between
               Steven L. Edelson and the Company
     10.3      Management Agreement, dated as of October 31, 1996, between
               Performance Capital Management, Inc. and the Company
     10.4      Agreement, dated as of May 23, 1997, between the Company and
               Medley Group, Inc.
     10.5      Escrow Agreement, dated as of ( ), 1997, among the Company,
               Medley Group, Inc. and SunTrust/South Florida, National
               Association
     10.6      The Company's 1997 Stock Option Plan
     16        Letter on Change in Certifying Accountant
     23.1      Consent of Reid & Priest LLP (included in Exhibit 5.1)
     23.2      Consent of Israeloff, Trattner & Co. P.C.
     23.3      Consent of Daszkal, Bolton & Manela
     24        Power of attorney+
     27        Financial Data Schedule+


     ----------------------------------

     +  Previously filed.